As filed with the Securities and Exchange Commission on December 19, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entercom Communications Corp.*

(Exact name of registrant as specified in its charter)

Pennsylvania	4823	23-1701044
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

*The co-registrants listed on the next page are also included in this registration statement as additional registrants.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

Telephone: (610) 660-5610

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John C. Donlevie

Executive Vice President, Secretary, and General Counsel

Entercom Communications Corp.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

Telephone: (610) 660-5610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Roderick O. Branch

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, Illinois 60606

Telephone: (312) 876-7700

Facsimile: (312) 993-9767

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
10 1/2% Senior Notes due 2019	$220,000,000	100%	$220,000,000	$ 25,212
Guarantees of 10 1/2% Senior Notes due 2019 (2)	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	Determined in accordance with Rule 457(n) of the Securities Act; no separate registration fee is payable for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact name of Co-registrants*	Jurisdiction of formation	Primary standard industrial classification code number	I.R.S. employer identification no.
Entercom Boston License, L.L.C.	Delaware	4823	23-2975661
Entercom Boston, LLC	Delaware	4823	23-2975771
Entercom Springfield License, LLC	Delaware	4823	20-4276119
Entercom Springfield, LLC	Delaware	4823	20-4276038
Entercom Buffalo License, LLC	Delaware	4823	16-1573524
Entercom Buffalo, LLC	Delaware	4823	16-1574853
Entercom Rochester License, LLC	Delaware	4823	16-1578604
Entercom Rochester, LLC	Delaware	4823	16-1578603
Entercom Radio, LLC	Delaware	4823	23-3017800
Delaware Equipment Holdings, LLC	Delaware	4823	23-3027897
Entercom Austin License, LLC	Delaware	4823	20-5421646
Entercom Austin, LLC	Delaware	4823	20-5421536
Entercom Boston 1 Trust	Massachusetts	4823	52-2121927
Entercom California, LLC	Delaware	4823	23-2988461
Entercom Capital, Inc.	Delaware	4823	01-0589645
Entercom Denver License, LLC	Delaware	4823	80-0017728
Entercom Denver, LLC	Delaware	4823	80-0617731
Entercom Gainesville License, LLC	Delaware	4823	23-3008199
Entercom Gainesville, LLC	Delaware	4823	23-2988465
Entercom Greensboro License, LLC	Delaware	4823	23-3014529
Entercom Greensboro, LLC	Delaware	4823	23-3017788
Entercom Greenville License, LLC	Delaware	4823	23-3014530
Entercom Greenville, LLC	Delaware	4823	23-3017789
Entercom Incorporated	Delaware	4823	51-0394052
Entercom Indianapolis License, LLC	Delaware	4823	20-1041632
Entercom Indianapolis, LLC	Delaware	4823	20-1041594
Entercom Kansas City License, LLC	Delaware	4823	23-3027894
Entercom Kansas City, LLC	Delaware	4823	23-2988463
Entercom Madison License, LLC	Delaware	4823	23-3051018
Entercom Madison, LLC	Delaware	4823	23-3051015
Entercom Memphis License, LLC	Delaware	4823	23-3014531
Entercom Memphis, LLC	Delaware	4823	23-3017792
Entercom Milwaukee License, LLC	Delaware	4823	23-3014532
Entercom Milwaukee, LLC	Delaware	4823	23-3017793
Entercom New Orleans License, LLC	Delaware	4823	23-3014533
Entercom New Orleans, LLC	Delaware	4823	23-3017794
Entercom New York, Inc.	New York	4823	16-1545221
Entercom Norfolk License, LLC	Delaware	4823	23-3014534
Entercom Norfolk, LLC	Delaware	4823	23-3017796
Entercom Portland License, LLC	Delaware	4823	23-2969295
Entercom Portland, LLC	Delaware	4823	23-2955467
Entercom Properties, LLC	Delaware	4823	27-0761268
Entercom Providence License, LLC	Delaware	4823	20-0841789
Entercom Providence, LLC	Delaware	4823	20-0841746
Entercom Sacramento License, LLC	Delaware	4823	23-3027892
Entercom San Francisco License, LLC	Delaware	4823	20-8251669
Entercom Seattle License, LLC	Delaware	4823	20-3007870
Entercom Seattle, LLC	Delaware	4823	23-2988459
Entercom Wichita License, LLC	Delaware	4823	23-3027896
Entercom Wichita, LLC	Delaware	4823	23-3027895
Entercom Wilkes-Barre Scranton, LLC	Delaware	4823	23-3014535

*The address and phone number for each of the additional registrants other than Entercom Incorporated is: c/o Entercom Communications Corp., 401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania 19004, Telephone: (610) 660-5610. The address and phone number for Entercom Incorporated is: 1011 Centre Road, Suite 310, Wilmington, Delaware 19805, Tel: 302-225-0600. The name, address and telephone number of the agent for service for each of the additional registrants, other than Entercom Incorporated, is: c/o Entercom Communications Corp., Attn: John C. Donlevie, 401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania 19004, Telephone: (610) 660-5610. The name, address and telephone number of the agent for service for Entercom Incorporated, is: Belfint, Lyons & Shuman, P.A., Attn: Kamini Patel, 1011 Centre Road, Suite 310, Wilmington, Delaware 19805, Tel: 302-225-0600.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2011

Prospectus

Entercom Radio, LLC

Exchange Offer for

10 1/2 % Senior Notes due 2019

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (the “exchange offer”), up to $220,000,000 in aggregate principal amount of our new 10 1/2% Senior Notes due 2019, Series B (the “exchange notes”). Each exchange note has been registered under the Securities Act of 1933, as amended (the “Securities Act”). We are offering to exchange the exchange notes for any and all of our outstanding 10 1/2% Senior Notes due 2019, Series A (the “outstanding notes”), which we previously issued in a private transaction that was not subject to the registration requirements of the Securities Act (the “initial offering”). We refer to the exchange notes and the outstanding notes collectively as the “notes.”

We are conducting the exchange offer in order to provide you with an opportunity to exchange your outstanding notes for freely tradable notes that have been registered under the Securities Act.

The principal features of the exchange offer are as follows:

•

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	The exchange offer will expire one minute after 11:59 p.m., Eastern Standard Time, on , 2012 unless extended.

•	You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer. We will exchange all of the outstanding notes that are validly tendered and not withdrawn.

•

Based upon interpretations by the staff of the Securities and Exchange Commission (the “SEC”), we believe that, subject to some exceptions, the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided you are not an affiliate of ours.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange.

Except in very limited circumstances, current and future holders of outstanding notes who do not participate in the exchange offer will not be entitled to any future registration rights, and will not be permitted to transfer their outstanding notes absent an available exemption from registration. Except in very limited circumstances, upon completion of the exchange offer, we will have no further obligation to register and currently do not anticipate that we will register outstanding notes under the Securities Act.

For a discussion of certain factors that you should consider before participating in the exchange offer, see “Risk Factors” beginning on page 12 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

December    , 2011

You should rely only on the information contained in this prospectus. This prospectus may be used only for the purposes for which it has been published. We have not authorized any other person to provide any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of the terms of several material documents. These summaries include the terms we believe to be material, but we urge you to review these documents in their entirety. We will provide you without charge, upon written or oral request, a copy of any and all of these documents. We must receive your request no later than five days before the expiration date of the exchange offer so you can obtain timely delivery. Requests for copies should be directed to: Entercom Communications Corp., 401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania 19004; Attention: Investor Relations; Telephone: (610) 660-5610.

Until 90 days after the date of this prospectus, all dealers that effect transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to any obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement, as amended, or the exhibits and schedules filed therewith. For further information with respect to us and the exchange notes offered hereby, please see the registration statement, as amended, and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement, as amended, and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered therewith. You may obtain a copy of any of these documents at no cost, by writing or telephoning us using the following information:

Entercom Communications Corp.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

Attention: Investor Relations

Phone: (610) 660-5610

This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) until the offering of the exchange notes under this prospectus is complete:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 9, 2011 (including portions of our definitive proxy statement for our 2011 annual meeting of shareholders incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 9, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 9, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 2, 2011;

•	Current Report on Form 8-K filed on May 18, 2011 (as amended by our Current Report on Form 8-K/A filed on June 16, 2011); and

•	Current Report on Form 8-K filed on November 25, 2011.

TRADEMARKS AND TRADE NAMES

We own, license or otherwise have rights to the material trademarks, service marks and trade names we use in conjunction with the operation of our business. Each trademark, service mark or trade name of any other company appearing in this prospectus belongs to its holders.

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FINANCIAL INFORMATION

Rounding

Items in tables or other presentations may not total due to rounding.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including documents incorporated by reference or deemed incorporated by reference herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act. These statements relate to future events or future financial performance and reflect management’s expectations and opinions. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely” or comparable terminology or the negative of these terms or similar expressions. These statements are only predictions, and our actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous known and unknown risks, uncertainties and other factors. All of the forward-looking statements are qualified in their entirety by reference to the factors described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in or incorporated by reference into this prospectus. These factors may not be exhaustive, and we cannot predict the extent to which any factor, or combination of factors, may cause actual results to differ materially from those predicted in any forward-looking statements.

Risks, uncertainties and other factors that pertain to our business and the effects of which may cause our earnings, revenues and/or profit margins to decline include:

•	the impact of general economic conditions in the United States;

•	cancellations, disruptions or postponements of advertising schedules in response to national or world events;

•	industry conditions, including competition for advertising revenues;

•	rapid changes in technology, industry standards and media services;

•	potential changes in consumer demand with respect to radio as a broadcasting and advertising medium;

•	federal license requirements and other regulations;

•	the concentration of our business in certain key markets;

•	our dependence on key personnel;

•	risks related to and restrictions placed on us by our existing and future debt;

•	our ability to obtain financing at times, in amounts and at rates we consider appropriate; and

•	our ability to access the capital markets as and when needed, and on terms that we consider favorable to us.

Forward-looking statements speak only as of the date of the document in which they are made. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

You should review carefully the section titled “Risk Factors” beginning on page 12 in this prospectus for an explanation of certain risks of investing in the exchange notes.

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SUMMARY

This summary highlights important information about our business and the exchange offer. It does not contain all the information you should consider before deciding whether to participate in the exchange offer. Please review this entire prospectus, including the risk factors, description of the notes, financial data, and the consolidated financial statements and the related notes to those statements before deciding whether to participate in the exchange offer. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Notice Regarding Forward-Looking Statements.”

Unless otherwise stated or the context otherwise requires, the terms “Company,” “Entercom,” “we,” “us” and “our” refer collectively to Entercom Radio, LLC (the “Issuer”), the subsidiaries of the Issuer and Entercom Communications Corp. (the “Parent”). The Issuer is the wholly owned finance subsidiary of the Parent. The Parent has no independent operations separate from its investment in the Issuer and will provide a full and unconditional guarantee of the Issuer’s obligations under the exchange notes.

Unless otherwise stated, references to our “audited consolidated financial statements” refer to the consolidated financial statements of the Parent incorporated by reference in this prospectus. In addition, unless otherwise stated, references to our “Annual Report on Form 10-K” or our “Quarterly Reports on Form 10-Q” refer to the reports filed with the SEC by the Parent incorporated by reference in this prospectus.

Our Company

We are the fourth largest radio broadcasting company in the United States, with a nationwide portfolio of more than 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Our primary source of revenue is the sale of advertising time to local, regional and national advertisers. Our multi-station operations have leading positions in most of our markets and broadcast a variety of programming designed to appeal to local audiences including news, talk, classic rock, sports, adult contemporary, contemporary hits, alternative and country formats.

The Refinancing

Concurrently with the initial offering, we entered into a new credit facility, which consists of a $375 million seven-year term loan and a $50 million five-year revolving credit facility (collectively, our “New Credit Facility”). On the issue date of the outstanding notes, we used the proceeds of the initial offering, together with $405.0 million in borrowings under our New Credit Facility to repay our prior credit facility (the “Old Credit Facility”), to pay fees and expenses in connection with the initial offering and our New Credit Facility and for general corporate purposes. See “Use of Proceeds.” We refer to these transactions collectively as the “Refinancing.”

Company Information

The Parent was organized in 1968 as a Pennsylvania corporation. The Issuer is a wholly owned finance subsidiary of the Parent.

Our principal executive offices are located at 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, and our telephone number is (610) 660-5610. Our Internet website address is www.entercom.com. The contents of our website are not part of this prospectus.

Corporate Structure

The following sets forth a simplified summary of our organizational structure.

As of September 30, 2011, after giving effect to the Refinancing:

—	the Issuer would have had approximately $636.7 million of total debt outstanding (including the notes), none of which would have been subordinated to the exchange notes;

—

the Issuer would have had approximately $406.9 million of secured debt outstanding (including borrowings under our New Credit Facility, but excluding additional availability of $17.6 million under our New Credit Facility, which includes the impact on revolver availability of an outstanding undrawn letter of credit of $0.6 million, all of which would be secured if borrowed), to which the exchange notes would have been effectively subordinated to the extent of the value of the collateral securing such debt; and

—	our total consolidated liabilities (including debt and other liabilities such as trade payables and accrued expenses) would have been approximately $686.2 million.

Summary of the Exchange Offer

The initial offering	On November 23, 2011, the Issuer issued $220,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2019, Series A (the outstanding notes) under an indenture among the Issuer, the Parent, the subsidiary guarantors and Wilmington Trust, National Association, as trustee. The outstanding notes were issued in a private transaction that was exempt from to the registration requirements of the Securities Act.

Registration rights agreement	In connection with the initial offering, we entered into a registration rights agreement (the “registration rights agreement”) with respect to the outstanding notes. In the registration rights agreement, we agreed, among other things, to file with the SEC within 180 days after the closing of the initial offering and use our reasonable best efforts to cause to become effective at the earliest possible time, a registration statement relating to an offer to exchange the outstanding notes for an issue of SEC-registered notes with terms substantially identical to the outstanding notes. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. Except in limited circumstances, after the exchange offer is complete, holders of outstanding notes will no longer be entitled to any exchange or registration rights with respect to their outstanding notes.

The exchange offer	We are offering to exchange up to $220,000,000 aggregate principal amount of our new 10 1/2% Senior Notes due 2019, Series B (the exchange notes), which have been registered under the Securities Act for any and all of the outstanding notes.

In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn and are accepted for exchange will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Interest on the outstanding notes accepted for exchange in the exchange offer will cease to accrue upon the issuance of the exchange notes. The exchange notes will bear interest from the date of issuance, and such interest will be payable, together with accrued and unpaid interest on the outstanding notes accepted for exchange, on the first interest payment date following the closing of the exchange offer. Interest will continue to accrue on any outstanding notes that are not exchanged for exchange notes in the exchange offer.

Resales	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

— the exchange notes are being acquired by you in the ordinary course of your business;

—      you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

— you are not an affiliate of ours.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes issued to it in the exchange offer.

Expiration date	The exchange offer will expire one minute after 11:59 p.m., Eastern Standard Time, on , 2012, unless we decide to extend the expiration date.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, which we may waive. See “Exchange offer—Conditions.”

Procedures for tendering outstanding notes	If you wish to tender your outstanding notes for exchange in the exchange offer, you must transmit to the exchange agent on or before the expiration date either:

—    an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

—    if the outstanding notes you own are held of record by The Depository Trust Company (“DTC”) in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC (“ATOP”), in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your outstanding notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

— a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC if you are effecting delivery by book-entry transfer, or

— if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special procedures for beneficial owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal rights	You may withdraw the tender of your outstanding notes at any time prior to one minute after 11:59 p.m., Eastern Standard Time, on , 2012.

Effect of not tendering in the exchange offer	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer set forth in the outstanding notes and the indenture. Since the outstanding notes have not been registered under the federal securities laws, they may bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon completion of the exchange offer, we will have no further obligation to register, and currently we do not anticipate that we will register, the outstanding notes under the Securities Act except in limited circumstances with respect to specific types of holders of outstanding notes.

Federal income tax considerations	The exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange agent	Wilmington Trust, National Association is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

Issuer	Entercom Radio, LLC.

Securities offered	$220.0 million aggregate principal amount of 10 1/2% Senior Notes due 2019 (the exchange notes).

Maturity	December 1, 2019.

Interest payment dates	June 1 and December 1, commencing on June 1, 2012.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by the Parent and all of the Issuer’s existing and future domestic, restricted subsidiaries that guarantee the Issuer’s debt under our New Credit Facility (other than the Issuer’s subsidiaries that hold no material assets other than our FCC licenses (the “License Subsidiaries”), which will guarantee the notes on a senior subordinated basis), which we expect to include all of our subsidiaries at the issue date. The activities of our License Subsidiaries will be substantially limited by the indenture. See “Description of Notes—Guarantees.”

Ranking	The exchange notes and the guarantees (other than the guarantees of the exchange notes by the License Subsidiaries) will be the Issuer’s and the guarantors’ general unsecured senior obligations and will:

— rank senior in right of payment to the Issuer’s and the guarantors’ future subordinated debt;

— rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt;

—    be effectively subordinated to the Issuer’s and the guarantors’ existing and future secured debt, to the extent of the value of the collateral securing such debt, including our obligations under our New Credit Facility; and

— be structurally subordinated to all of the liabilities of the Issuer’s subsidiaries that do not guarantee the exchange notes, to the extent of the assets of those subsidiaries.

The guarantees of the exchange notes by the License Subsidiaries will be their general unsecured senior subordinated obligations and will be subordinated in right of payment to all of their existing and future senior debt, including their guarantees of our New Credit Facility.

As of September 30, 2011, after giving effect to the Refinancing,

— the Issuer would have had approximately $636.7 million of total debt outstanding (including the notes), none of which would have been subordinated to the exchange notes;

—    the Issuer would have had approximately $406.9 million of secured debt outstanding (including borrowings under our New Credit Facility, but excluding additional availability of $17.6 million under our New Credit Facility, which includes the impact on revolver availability of an outstanding undrawn letter of credit of $0.6 million, all of which would be secured if borrowed), to which the exchange notes would have been effectively subordinated to the extent of the value of the collateral securing such debt; and

— our total consolidated liabilities (including debt and other liabilities such as trade payables and accrued expenses) would have been approximately $686.2 million.

Optional redemption	At any time prior to December 1, 2015, we may redeem some or all of the exchange notes at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, plus a make-whole premium. On or after December 1, 2015, we may redeem some or all of the exchange notes at any time at the redemption prices specified under “Description of Notes—Optional Redemption.” In addition, we may redeem up to 35% of the aggregate principal amount of the exchange notes before December 1, 2014 with the net proceeds of one or more equity offerings at a redemption price of 110.5% of the principal amount of the exchange notes plus accrued and unpaid interest, if any, to (but not including) the redemption date.

See “Description of Notes—Optional Redemption.”

Change of control	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control.”

Mandatory offer to repurchase following certain asset sales	If we sell certain assets under certain circumstances, we must offer to repurchase the exchange notes at the prices specified under “Description of Notes—Certain Covenants—Limitations on Asset Sales.”

Certain covenants	The indenture governing the exchange notes contains covenants that limit, among other things, the Issuer’s ability and the ability of our restricted subsidiaries to:

— incur certain additional debt;

— declare or pay dividends, redeem stock or make other distributions to stockholders;

— make certain investments;

— create certain liens or use certain assets as security in other transactions;

— merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

— engage in certain transactions with affiliates; and

— sell or transfer certain assets.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Certain Covenants.”

No prior market	The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or automated quotation system. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. Accordingly, you may have to bear the financial risks of investing in the exchange notes for an indefinite period of time. See “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer. See “Use of Proceeds.”

Risk factors	You should carefully consider all of the information set forth or incorporated by reference into this prospectus and, in particular, evaluate the specific factors set forth under “Risk Factors” for risks involved with participating in the exchange offer.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

Our summary historical consolidated financial data presented below as of and for the years ended December 31, 2010, 2009 and 2008 has been derived from, and should be read together with, our audited consolidated financial statements and accompanying notes, which have been audited by PricewaterhouseCoopers LLP. Our summary historical consolidated financial data presented below as of and for the nine months ended September 30, 2011 and 2010 has been derived from, and should be read together with, our unaudited consolidated financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011. In the opinion of management, such unaudited financial data contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such unaudited consolidated financial data. The results of operations from these interim periods are not necessarily indicative of the results to be expected for the full year or any future periods.

Our summary consolidated financial data should be read in conjunction with “Use of Proceeds,” and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and accompanying notes, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and are incorporated herein by reference.

	Year Ended December 31,			Nine Months Ended September 30,
	2010	2009	2008	2011	2010
	(dollars in thousands)
Income Statement Data:
Net revenues	$391,447	$372,432	$438,432	$287,593	$289,359
Operating (income) expenses:
Station operating expenses, including non-cash compensation expense	258,896	254,042	276,187	202,939	195,603
Depreciation and amortization	12,660	16,660	20,442	8,535	9,736
Corporate general and administrative expenses, including non-cash compensation expense	21,954	22,875	26,917	20,638	16,292
Merger and acquisition costs	—	—	—	1,542	—
Impairment loss	—	67,676	835,716	—	—
Net time brokerage agreement fees (income)	—	(2)	(233)	244	—
Net (gain) loss on sale of assets	228	420	(9,899)	142	176

Total operating expenses	293,738	361,611	1,149,130	234,040	221,807

Operating income (loss)	97,709	10,821	(710,308)	53,553	67,552

Other (income) expenses:
Interest expense, including amortization of deferred financing costs	30,510	31,229	45,040	16,504	22,795
Interest income and dividend income from investments	(19)	(58)	(323)	(27)	(15)
Other income	(49)	(380)	(3,339)	(16)	(38)
Net (gain) loss on early extinguishment of debt	62	(20,805)	(6,949)	—	62
Net (gain) loss on investments	174	966	469	—	—
Net gain on derivative instruments	—	—	(34)	—	—
Total other expense	30,678	10,952	34,864	16,461	22,804
Income (loss) from continuing operations before income taxes (benefit)	67,031	(131)	(745,172)	37,092	44,748
Income taxes (benefit)	20,595	(5,529)	(232,600)	(20,894)	15,597

Income (loss) from continuing operations	46,436	5,398	(512,572)	57,986	29,151

Income (loss) from discontinued operations, net of taxes (benefit)	—	—	(4,079)	—	—

Net income (loss)	$46,436	$5,398	$(516,651)	$57,986	$29,151

	Year Ended December 31,			Nine Months Ended September 30,
	2010	2009	2008	2011	2010
Balance Sheet Data (at period end):
Cash and cash equivalents	$3,768	$10,751	$4,284	$4,869	$3,447
Total assets	901,025	935,186	996,734	908,953	906,867
Senior debt, including current portion	650,148	729,173	750,197	605,628	676,155
Senior subordinated notes and other long-term debt	12,610	19,189	83,500	12,610	12,610
Deferred tax liabilities and other long-term liabilities	42,378	30,065	30,489	17,363	36,971
Total shareholders’ equity	$170,667	$113,952	$100,257	$241,101	$149,159

Balance Sheet Data (at period end, as adjusted after giving effect to the Refinancing):
Cash and cash equivalents	$2,869
Total senior secured debt	406,863
Total debt(1)	636,679
Total shareholders’ equity(2)	$241,101

(1) Includes approximately $12.6 million of finance method lease obligations and approximately $0.1 million of other long¬term debt.

(2) Assumes for purposes of this analysis that all fees and expenses are capitalized and amortized as part of deferred financing costs.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the nine months ended September 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively:

	Nine Months Ended September 30,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	2.92x	2.94x	1.00x	—(2)	0.86x	2.76x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income from equity investments plus fixed charges. Fixed charges consist of interest, whether capitalized or expensed, amortization of issuance costs and the estimated interest component of rent expense.
(2)	Earnings were insufficient to cover fixed charges by approximately $745.2 million for the year ended December 31, 2008.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in or incorporated by reference into this prospectus, including the other risk factors included in our filings with the SEC incorporated by reference herein, before deciding to participate in the exchange offer. Although these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. The following risks and uncertainties could materially affect our business, financial condition or results of operations. Additional risks and uncertainties not presently known or currently believed to be significant may also adversely affect our business and your investment.

Risks Related to the Exchange Offer

Because there is no public market for the exchange notes, you may not be able to resell your exchange notes.

The offering of the exchange notes has been registered under the Securities Act, but the exchange notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	your ability to sell your exchange notes; or

•	the price at which you would be able to sell your exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

If you tender your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your outstanding notes will continue to be subject to existing transfer restrictions and you may not be able to sell them freely.

We will not accept your outstanding notes for exchange if you do not follow the proper exchange offer procedures. We will issue exchange notes as part of the exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “Exchange Offer—Procedures for Tendering.”

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes freely.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes exchanged for exchange notes registered under federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes freely.

Risks Related to the Exchange Notes and Our Indebtedness

Our substantial debt could adversely affect our financial flexibility and prevent us from fulfilling our obligations under the exchange notes.

We have a significant amount of debt. As of September 30, 2011, after giving effect to the Refinancing, we would have had approximately $636.7 million of outstanding debt and approximately $17.6 million of unused revolver capacity (which includes the impact on revolver availability of an outstanding undrawn letter of credit of $0.6 million) under our New Credit Facility. Our substantial level of debt increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our debt. Our substantial debt could have other important consequences to you and significant effects on our business.

For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes;

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from taking advantage of opportunities to grow our business;

•	make it more difficult to satisfy our financial obligations, including payments on the exchange notes;

•	place us at a competitive disadvantage compared to our competitors that have lower levels of outstanding debt; and

•

limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes on satisfactory terms or at all.

In addition, our New Credit Facility and the indenture governing the exchange notes contain, and the agreements evidencing or governing other future debt may contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt.

To service our debt, we will require a significant amount of cash. If we are unable to execute on our business strategy and generate significant cash flow, we may be unable to service our debt and repay the exchange notes at maturity in full.

To service our debt, including the exchange notes, we will require a significant amount of cash. Our ability to generate cash flow and service our debt obligations will depend upon, among other things, our future financial condition and operating performance. These factors depend partly on economic, financial, competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may not be able to generate sufficient cash from operations to meet our debt service obligations as well as fund necessary capital expenditures.

In these circumstances, we may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt, including our New Credit Facility and the notes, on commercially reasonable terms, or at all. Without this financing, we could be forced to sell assets or secure additional financing to make up for any shortfall in our payment obligations under unfavorable circumstances. However, we may not be able to secure additional financing on terms favorable to us or at all and, in addition, the terms of our New Credit

Facility and the indenture governing the exchange notes limit our ability to sell assets and also restrict the use of proceeds from such a sale. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the exchange notes.

As of September 30, 2011, after giving effect to the Refinancing, we would have had cash and cash equivalents of approximately $2.9 million. If we are unable to meet our debt service obligations under the New Credit Facility or the notes, our debt holders would have the right, following a cure period, to cause the entire principal amount of such debt instruments to become immediately due and payable. If the amounts outstanding under such instruments are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our debt holders, including holders of the exchange notes. Any default under the New Credit Facility, the notes or other debt we may incur in the future could adversely affect our growth, financial condition, results of operations and ability to make payments on debt.

Our corporate structure may impact your ability to receive payment on the exchange notes.

The Parent will unconditionally guarantee the exchange notes. However, the Parent is a holding company whose operating income and cash flow is substantially derived from its subsidiaries and whose material assets are its equity interests in its subsidiaries. As a result, the Parent’s guarantee provides little, if any, additional credit support for the exchange notes, and investors should not place undue reliance on such guarantee in evaluating whether to participate in the exchange offer. Furthermore, the Issuer has no material operations and depends on cash flows from its subsidiaries to make payments on the exchange notes.

Our principal stockholders’ interests may conflict with yours.

As of September 30, 2011, Joseph M. Field, our Chairman of the Board, beneficially owned approximately 65.0% of the total voting power of all of the Parent’s outstanding common stock. As of September 30, 2011, David J. Field, our President and Chief Executive Officer, one of our directors and the son of Joseph M. Field, beneficially owned approximately 11.0% of the total voting power of all of the Parent’s outstanding common stock. Other members of the Field family and trusts for their benefit also own shares of the Parent’s Class A common stock. As a result, members of the Field family are in a position to control all matters affecting us, including decisions regarding business transactions, fundamental corporate transactions, appointment of members to our management, election of directors and our corporate and management policies. The interests of the Field family could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Field family might conflict with your interests as a holder of the exchange notes. The Field family may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the exchange notes.

Despite our current debt levels, we and our subsidiaries may still be able to incur substantial additional debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional debt in the future. Although the indenture governing the exchange notes and the New Credit Facility contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions, and the additional debt incurred in compliance with these restrictions could be substantial. If we incur any additional debt that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holder of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to you. Additionally, our New Credit Facility provides revolving commitments of up to $50.0 million in the aggregate. These restrictions also will not prevent us from incurring obligations that do not constitute debt. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Restrictive covenants in both the indenture governing the exchange notes and our New Credit Facility may limit our current and future operations, and our failure to comply with these covenants could result in the loss of our sources of liquidity, acceleration of our debt and, in some cases, the foreclosure on some or all of our assets.

Both the indenture governing the exchange notes and our New Credit Facility contain, and any future debt of ours may contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to take actions that we believe may be in our interest. The Indenture and the New Credit Facility will, among other things, limit our ability to:

•	incur additional debt;

•	declare or pay dividends, redeem stock or make other distributions to stockholders;

•	make investments;

•	create liens or use assets as security in other transactions;

•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

•	engage in transactions with affiliates; and

•	sell or transfer assets.

In addition, we will be required under our New Credit Facility to maintain a minimum interest coverage ratio and a maximum leverage ratio; the ability to meet these financial ratios and tests can be affected by events beyond our control. You should read the discussions under the heading “Description of Notes—Certain Covenants” and “Description of Certain Indebtedness—New Credit Facility” for further information about these covenants.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may adversely affect our ability to operate our current and planned business, or make certain changes in our business and to respond to changing circumstances, any of which could have a material adverse effect on our financial condition or results of operations. In addition, our financial results, our substantial debt and our credit ratings could adversely affect the availability and terms of any financing.

We may not be able to maintain compliance with all of these covenants. In that event, we would need to seek an amendment or waiver to the applicable agreement, or a refinancing of such debt. There can be no assurance that we can obtain any amendment or waiver of the covenants under the instrument governing any such debt. In the event that we do not maintain compliance with the covenants under the New Credit Facility or the indenture governing the exchange notes, the lenders or noteholders, as the case may be, would have the right, in certain instances following a cure period, to cause the entire principal amount of such debt instruments to become immediately due and payable. If the amounts outstanding under such instruments are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our debt holders, including holders of the exchange notes. Any default under the New Credit Facility, the notes or other debt we may incur in the future could adversely affect our growth, financial condition, results of operations and ability to make payments on debt.

Our lenders under the New Credit Facility have taken security interests in substantially all of our consolidated assets, and we have pledged, and will pledge, the stock of certain of our subsidiaries to secure the debt under our New Credit Facility. If the lenders accelerate the repayment of borrowings, we may be forced to liquidate certain assets to repay all or part of such credit facilities, and we cannot assure you that sufficient assets will remain after we have paid all of the borrowings under the New Credit Facility. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that debt and we could be forced into bankruptcy or liquidation. Our ability to liquidate assets could also be affected by the regulatory restrictions associated with radio stations, including FCC licensing, which may make the market for these assets less accessible and increase the chances that these assets will be liquidated at a significant loss.

The exchange notes will be unsecured and effectively subordinated to our and the guarantors’ obligations under the New Credit Facility and, if incurred, other secured debt to the extent of the value of the collateral securing that debt.

The exchange notes and the guarantees are not secured by any of the Issuer’s or the guarantors’ assets. As a result, the exchange notes and the guarantees are effectively subordinated to the Issuer’s and the guarantors’ debt under the New Credit Facility with respect to the collateral that secures that debt, which includes substantially all of our assets. In addition, we may incur additional secured debt in the future to which our obligations under the exchange notes and the guarantees will also be effectively subordinated. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured debt, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or the guarantors, the proceeds from the sale of assets securing our secured debt will be available to pay obligations on the outstanding notes and the exchange notes only after all debt under such secured debt, including our New Credit Facility, has been paid in full. As a result, you may not be repaid or may receive less, ratably, than the holders of secured debt in the event of the Issuer’s or any guarantor’s bankruptcy, insolvency, liquidation, dissolution or reorganization.

The exchange notes will be structurally subordinated to all obligations of the Issuer’s existing and future subsidiaries that are not and do not become guarantors of the exchange notes and the guarantees by the License Subsidiaries will be subordinated to the existing and future senior debt of the License Subsidiaries.

The exchange notes are guaranteed by each of the Issuer’s existing and subsequently acquired or organized domestic restricted subsidiaries that guarantee obligations under our New Credit Facility. The Issuer’s future subsidiaries that do not guarantee the exchange notes will have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The exchange notes and guarantees will be structurally subordinated to all debt and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) and preferred stockholders would be entitled to payment in full out of that subsidiary’s assets before the Issuer would be entitled to any payment. The guarantees of the exchange notes by the License Subsidiaries are their general unsecured senior subordinated obligations and are subordinated in right of payment to all of their existing and future senior debt, including their guarantees of our New Credit Facility. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of a License Subsidiary, all of such License Subsidiary’s senior creditors, including the lenders under our New Credit Facility, would be entitled to payment in full out of such License Subsidiary’s assets before the Issuer would be entitled to any payment.

In addition, the indenture governing the exchange notes, subject to some limitations, permit these subsidiaries to incur additional debt and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, our subsidiaries that provide, or will provide, guarantees of the exchange notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or debt that resulted in the creation of the guarantee of the exchange notes by such subsidiary guarantor;

•	the sale or other disposition of our equity interests in that subsidiary guarantor or the sale of all or substantially all the assets of that subsidiary guarantor; or

•	the legal defeasance or covenant defeasance of the exchange notes pursuant to the terms of the indenture or the satisfaction and discharge of the indenture.

If any subsidiary guarantee is released, no holder of the exchange notes will have a claim as a creditor against that subsidiary, and the debt and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the exchange notes. See “Description of Notes—Guarantees.”

Our variable rate debt subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our New Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate debt will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our debt, will correspondingly decrease. Assuming all revolving loans are fully drawn, a 100 basis point increase in LIBOR rates would result in a $0.6 million increase in annual interest expense on our debt under our New Credit Facility (excluding the impact of an outstanding interest rate hedging transaction). In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate debt, and any swaps we enter into may not fully mitigate our interest rate risk.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes and/or the guarantees, and if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the guarantees of the exchange notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuer or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

•

the issuance of the exchange notes or the incurrence of the guarantees left the Issuer or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Issuer or any of the guarantors intended to, or believed that the Issuer or such guarantor would, incur debts beyond the Issuer’s or the guarantor’s ability to pay as they mature; or

•

the Issuer or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against the Issuer or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

A court could find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if it did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the exchange notes.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the exchange notes or the guarantees would be subordinated to the Issuer’s or any of the guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the exchange notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or that guarantee, could subordinate the exchange notes or that guarantee to presently existing and future debt of the Issuer or of the related guarantor or could require the holders of the exchange notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. Further, the avoidance of the exchange notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of the notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would have been entitled to receive under the indenture governing the exchange notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the exchange notes, your claim for the principal amount of your notes may be limited to an amount equal to the sum of:

•	the original issue price for the exchange notes; and

•	any amount of interest that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Accordingly, under these circumstances, you may receive a lesser amount than you would be entitled to under the terms of the indenture governing the exchange notes, even if sufficient funds are available.

We may be unable to repurchase the exchange notes upon a change of control or asset sale, and your right to require us to repurchase your exchange notes in connection with some important corporate events may be limited.

Upon the occurrence of specified kinds of change of control events, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of repurchase. Similarly, under certain circumstances, we may be required to make an offer to repurchase notes if we make certain asset sales. However, some important corporate events, such as leveraged recapitalizations, may not, under the Indenture, constitute a “change of control” that would require us to repurchase the exchange notes, even though those corporate events could increase the level of our debt or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. In addition, one of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. The meaning of the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock, membership interests or assets has occurred, in which case, the ability of a holder of the exchange notes to obtain the benefit of an offer to repurchase all of a portion of the exchange notes held by such holder may be impaired.

The source of funds for any purchase of the notes and repayment of borrowings under the New Credit Facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. It is possible, however, that we will not have sufficient funds to make the required repurchase of the notes. If we fail to repurchase notes in that circumstance, we will be in default under the indenture.

Additionally, under the New Credit Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminates their commitments to lend.

Your exercise of your right to require us to repurchase the exchange notes pursuant to a change of control offer or an asset sale offer could also cause a default under the agreements governing our other debt, including future agreements, which could constitute an event of default under the indenture. This could result in the acceleration of our debt under the notes or our New Credit Facility. These factors could have the effect of discouraging certain change of control transactions or asset sales that may be beneficial to us or to you as a holder of the exchange notes.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the exchange notes. Credit ratings are not recommendations to purchase, hold or sell the exchange notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of the exchange notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your exchange notes without a substantial discount.

FCC foreign ownership restrictions may prevent foreign note holders from acquiring an equity interest if the right to payment of the exchange notes is ever converted into equity.

The Communications Act and FCC regulations limit the amount of direct and indirect foreign ownership of any entity that holds a broadcast license issued by the FCC. No more than 20%, in the aggregate, of the FCC licensee may be directly owned by foreign owners and no more than 25%, in the aggregate, may be indirectly owned by foreign owners. Although the Communications Act grants the FCC discretion to waive the 25% indirect ownership limit if the public interest would be served, such a waiver is highly unlikely for foreign investments in broadcast entities. In the event that the right to repayment on the exchange notes is converted to an equity interest as a result of a bankruptcy proceeding or otherwise, a noteholder may not be permitted to acquire an equity interest if the noteholder is a foreign entity or owned by one or more foreign entities and the conversion would result in foreign ownership that exceeds these limits. See “Business—Federal Regulation of Radio Broadcasting.”

Many of the covenants in the indenture will not apply if the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture will not apply to us if the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain these ratings. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the Indenture. See “Description of Notes—Certain Covenants.”

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Under the registration rights agreement, we agreed that we will:

•

to file with the SEC within 180 days after the closing of the initial offering and cause use our reasonable best efforts to become effective at the earliest possible time a registration statement relating to offers to exchange the outstanding notes for an issue of SEC-registered notes with terms identical to the outstanding notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below);

•	keep the exchange offer open for at least 20 business days after the date we mail notice of such exchange offer to holders; and

•	file and use our reasonable best efforts to cause to become effective a shelf registration statement for the resale of outstanding notes in certain circumstances.

We will pay additional interest on the outstanding notes for the periods described below if the exchange offer with respect to the outstanding notes is not completed on or before the date that is 365 days after the issue date of the outstanding notes. If a registration default occurs, the interest rate on the notes will increase by 0.25% per annum for the first 90-day period after such date, and by an additional 0.25% per annum for each subsequent 90-day period until all registration defaults are cured, subject to a maximum additional interest rate of 1.00% per year over the interest rate shown on the cover of this prospectus.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to one minute after 11:59 p.m., Eastern Standard Time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. You may tender some or all of your outstanding notes pursuant to the exchange offer. However, the outstanding notes tendered must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes bear a Series B designation and a different CUSIP number from the outstanding notes;

•	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof;

•

the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer to which this prospectus relates are terminated; and

•	The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture relating to the outstanding notes.

As of the date of this prospectus, there are $220.0 million aggregate principal amount of outstanding notes. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

Holders of outstanding notes do not have any appraisal or dissenters’ rights under the Limited Liability Company Act of the State of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly following the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” means one minute after 11:59 p.m., Eastern Standard Time, on             , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement and notify the exchange agent of any extension by oral or written notice, prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., Eastern Standard Time, on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on June 1, 2012. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on June 1 and December 1.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to one minute after 11:59 p.m., Eastern Standard Time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “—Exchange Agent” prior to one minute after 11:59 p.m., Eastern Standard Time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

To participate in the exchange offer, you will be required to make the following representations to us:

•	Any exchange notes to be received by you will be acquired in the ordinary course of your business.

•

At the time of the commencement of the exchange offer, you are not engaging in and do not intend to engage in a distribution, within the meaning of the Securities Act, of the exchange notes in violation of the Securities Act.

•

At the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of the exchange notes in violation of the Securities Act.

•	You are not our affiliate as defined in Rule 405 promulgated under the Securities Act.

•

If you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as participating broker-dealers.

•	You are not a broker-dealer tendering outstanding notes directly acquired from us for your own account.

•	You are not acting on behalf of any person or entity that could not truthfully make these representations.

•

Your tender and our acceptance thereof will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at your election and sole risk. As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Letter to Beneficial Owners” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible guarantor institution (as defined in the letter of transmittal) unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an eligible guarantor institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by an eligible guarantor institution.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth in this prospectus on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes, provided, however, that, to the extent such waiver includes any condition to tender, we will waive such condition as to all tendering holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and (1) your outstanding notes are not immediately available, (2) you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) you cannot complete the procedures for book-entry transfer, prior to the expiration date, you may effect a tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth your name and address, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof (or an agent’s message, if applicable) together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by an eligible guarantor institution with the exchange agent; and

•

the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a “Notice of Guaranteed Delivery” will be sent you if you wish to tender your outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to one minute after 11:59 p.m., Eastern Standard Time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, you must send either a notice of withdrawal to the exchange agent at its address set forth in this prospectus or you must comply with the appropriate withdrawal procedures of DTC’s ATOP. Any notice of withdrawal must be in writing and:

•	specify the name of the person having deposited the outstanding notes to be withdrawn;

•

identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•

be signed by you in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but that are not accepted for exchange will be returned to you without cost to you promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•

any material adverse development has occurred with respect to us or any of our subsidiaries that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•

any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

•	any governmental approval has not been obtained, which failure to obtain, in our judgment, would reasonably be expected to impair consummation of the exchange offer as contemplated by this prospectus.

If we determine, in our reasonable discretion, that any of the conditions exist, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

Exchange Agent

Wilmington Trust, National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By registered mail or certified mail:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

By regular mail or overnight courier:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

By hand:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

Facsimile transmission (eligible institutions only):

(302) 636-4139, Attention: Sam Hamed

For information or to confirm receipt of facsimile by telephone:

(302) 636-6181

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Fees and Expenses

We will bear our expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, in person or by other means by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred by us in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer.

Consequences of Failure to Exchange

Any outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such outstanding notes may be resold only:

•	to us upon redemption thereof or otherwise;

•

so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, in connection with which an opinion of counsel reasonably acceptable to us may be required;

•	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act; or

•	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

After completion of the exchange offer, we will have no further obligation to provide for the registration under the Securities Act of any outstanding notes except in limited circumstances with respect to specific types of holders of outstanding notes and we do not intend to register any remaining outstanding notes under the Securities Act.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder of outstanding notes acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. We will retire or cancel all of the outstanding notes tendered in the exchange offer. The outstanding notes were issued on November 23, 2011 to fund a portion of the Refinancing.

CAPITALIZATION

The following table sets forth, as of September 30, 2011, after giving effect to the Refinancing, our consolidated cash and cash equivalents and capitalization. You should read the following table in conjunction with “Use of Proceeds” and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011, incorporated herein by reference.

As of September 30, 2011
(dollars in thousands)
Cash and cash equivalents(1)	$ 2,869
Long-term debt, including current maturities:
New Credit Facility(2)	406,863
Total senior secured debt	406,863
Outstanding notes (3)	217,078
Other long-term debt(4)	12,738
Total debt	636,679
Total shareholders’ equity(5)	241,101
Total capitalization	$877,780

(1)	Amount includes cash remaining after giving effect to the Refinancing and the payment of approximately $20.3 million in initial purchasers’ discount, lenders’ fees and other fees and expenses in connection with the offering of the outstanding notes and the entry into the New Credit Facility.

(2)	Represents $406.9 million that would have been outstanding under our New Credit Facility, including our $375.0 million New Term Loan B and a $31.9 million draw under our New Revolver. After giving effect to the Refinancing, we would have had $17.6 million of additional availability under our New Revolver (which includes the impact of an outstanding undrawn letter of credit of $0.6 million). See “Description of Certain Indebtedness—New Credit Facility.”

(3)	The face amount of the notes is $220.0 million.

(4)	Includes approximately $12.6 million of finance method lease obligations and approximately $0.1 million of other long-term debt.

(5)	Assumes for purposes of this analysis that all fees and expenses are capitalized and amortized as part of deferred financing costs.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following description of certain debt we have does not purport to be complete and is qualified in its entirety by reference to the provisions of the various agreements related thereto.

New Credit Facility

Overview

In connection with the consummation of the initial offering, the Issuer, as borrower, entered into the New Credit Facility with Bank of America, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Book Manager, Credit Suisse Securities (USA) LLC, as Joint Lead Arranger, Joint Book Manager and Co-Syndication Agent, Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Book Manager and Co-Syndication Agent, and the other agent banks party thereto. The following is a summary description of certain terms of our New Credit Facility and does not purport to be complete.

The New Credit Facility provides for an aggregate maximum borrowing of $425.0 million under (1) a new revolving credit facility in an aggregate amount of $50.0 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the “New Revolver”) and (2) a new Term Loan B, in an aggregate amount of $375.0 million (the “New Term Loan B”). The New Credit Facility also permits us, subject to certain conditions, to raise incremental credit facilities in an amount up to $125.0 million, which facilities would be secured by the same collateral securing the New Credit Facility. After giving effect to the Refinancing, as of September 30, 2011, approximately $375.0 million would have been drawn under the New Term Loan B and approximately $31.9 million would have been drawn under our New Revolver. On the issue date of the outstanding notes, we used $405.0 million in borrowings under the New Credit Facility, together with the proceeds from the sale of the outstanding notes to refinance existing debt, pay related fees and expenses and for general corporate purposes. See also “Use of Proceeds.”

Maturity

The New Revolver has a five-year maturity and the New Term Loan B has a seven-year maturity. The principal amount of the New Term Loan B is amortized in quarterly installments equal to 0.25% of the original principal amount of the New Term Loan B (with the first such payment being due and payable on March 31, 2012). The New Credit Facility permits us to extend the maturity of the term loans and/or revolving credit commitments held by lenders who accept our offers to do so under certain circumstances.

Subject to certain exceptions, the New Credit Facility is subject to mandatory prepayments in amounts equal to:

•

50% of Excess Cash Flow (as defined in the New Credit Facility) subject to stepdowns to (x) 25% of Excess Cash Flow if the Consolidated Leverage Ratio (as defined in the New Credit Facility) is less than or equal to 4.25 to 1.00 but greater than 3.50 to 1.00 and (y) 0% of Excess Cash Flow if the Consolidated Leverage Ratio is less than or equal to 3.50 to 1.00;

•

100% of all net cash proceeds from sales of property and assets of Parent, Issuer and its restricted subsidiaries (excluding sales of inventory in the ordinary course of business and other exceptions set forth in the New Credit Facility) and subject to reinvestment rights so long as there exists no payment default or event of default;

•

100% of all net cash proceeds from the issuance or incurrence after the closing date of additional debt of Parent, Issuer and its restricted subsidiaries not permitted under the New Credit Facility; and

•

100% of all net cash proceeds of Extraordinary Receipts (as defined in the New Credit Facility) shall be applied, subject in the case of casualty insurance or condemnation proceeds to reinvestment rights.

The mandatory prepayments described above will be applied to the New Credit Facility in the following manner: first, to the next eight scheduled quarterly installments under the New Term Loan B; second, to the remaining scheduled quarterly installments under the New Term Loan B (excluding the final payment due on the maturity date); and, third, to the repayment to be made at maturity.

Voluntary prepayments and commitment reductions will be permitted in minimum amounts to be agreed.

Guarantors

The Issuer’s obligations under the New Credit Facility are guaranteed by Parent and each of its existing and future direct and indirect domestic (and in certain circumstances, foreign) restricted subsidiaries.

Security

The New Credit Facility is secured by a pledge of substantially all of the capital stock of the Issuer and its domestic (and in certain circumstances, foreign) subsidiaries. In addition, our New Credit Facility is secured by a lien on substantially all of our assets, other than real property.

Interest Rates

The interest rate per annum applicable to the New Credit Facility (other than in respect of swingline loans) is LIBOR plus the applicable margin (as defined in the New Credit Facility) or, at the option of Issuer, the Base Rate (defined as the higher of (x) the Administrative Agent’s prime rate, (y) the federal funds rate plus 0.50% or (z) the one-month LIBOR plus 1.00%) plus the applicable margin; provided, that there is a LIBOR floor of 1.25% with respect to the New Term Loan B. Each swingline loan shall bear interest at the Base Rate plus the applicable margin for Base Rate loans under the New Revolver.

The Issuer may select interest periods of one, two, three or six months for LIBOR loans or, upon consent of all of the lenders under the applicable facility, such other period that is twelve months or less, subject to availability. Interest for LIBOR loans shall be payable at the end of the selected interest period, but no less frequently than every three months after the beginning of such interest period. Interest for Base Rate loans shall be payable on the last day of each fiscal quarter.

During the continuance of any event of default under the New Credit Facility, the applicable margin on obligations owing under the New Credit Facility shall increase by 2% per annum (subject, in all cases other than a default in the payment of principal or other amount when due, to the request of the required lenders).

Fees

We will pay certain recurring fees with respect to the New Credit Facility, including a commitment fee and letter of credit fees. The commitment fee shall be 0.50% per annum and shall be payable on the actual daily unused portions of the New Revolver. Such fee shall be payable quarterly in arrears, commencing on the first quarterly payment date to occur after the closing date. Swingline loans will not be considered utilization of the New Revolver for purposes of this calculation. Letter of credit fees shall be payable on the maximum amount available to be drawn under each letter of credit at a rate per annum equal to the applicable margin from time to time applicable to new revolving credit LIBOR loans. Such fees will be (a) payable quarterly in arrears, commencing on the first quarterly payment date to occur after the closing date, and (b) shared proportionately by the lenders under the New Revolver. In addition, a fronting fee shall be payable to the fronting bank for its own account, in an amount to be mutually agreed.

In addition, in the event we prepay any portion of the New Term Loan B on or prior to the first anniversary of the closing date with the proceeds of any debt having a lower effective yield then the effective yield of the New Term Loan B, we will be required to pay a premium of 1.0% of the principal amount of the New Term Loan B being prepaid.

Covenants

The New Credit Facility contains a number of customary affirmative and negative covenants that, among other things, limit or restrict our ability to:

•	create, incur, assume or suffer to exist additional debt;

•	declare or pay dividends, redeem stock or make other distributions to stockholders;

•	make investments;

•	create, incur, assume or suffer to exist liens or use certain assets as security in other transactions;

•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

•	engage in transactions with affiliates; and

•	sell or transfer assets.

In addition, we are required to maintain a Consolidated Leverage Ratio, declining to certain levels specified in our New Credit Facility, and a Consolidated Interest Coverage Ratio (defined in the New Credit Facility), increasing to certain levels specified in our New Credit Facility. The ratios will be calculated on a consolidated basis for each consecutive four fiscal quarter period.

Events of Default

Events of default under the New Credit Facility include, without limitation, the following: (i) nonpayment of principal, interest, fees or other amounts; (ii) failure to perform or observe covenants set forth in the New Credit Facility within a specified period of time, where customary and appropriate, after such failure; (iii) any representation or warranty proving to have been incorrect when made or confirmed; (iv) cross-default to other debt in an amount to be agreed; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) monetary judgment defaults in an amount to be agreed; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or material impairment of any loan documentation; (x) failure to comply with certain FCC rules or regulations, including loss of FCC licenses (as finally determined), provided, that in each case such failure or loss is reasonably expected to have a material adverse effect and (xi) change of control.

DESCRIPTION OF NOTES

Entercom Radio, LLC issued the Outstanding Notes (as defined below) and will issue the Exchange Notes (as defined below) under an indenture dated November 23, 2011 (the “Indenture”) among Entercom Radio, LLC, the Note Guarantors (as defined below) and Wilmington Trust, National Association, as Trustee (the “Trustee”). The terms of the Exchange Notes are substantially identical in all material respects to the Outstanding Notes except that, upon completion of the exchange offer, the Exchange Notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. For purposes of this section of this prospectus, (i) the terms “we,” “us,” “our” or similar terms shall mean Entercom Radio, LLC, and its consolidated subsidiaries, (ii) the term “Issuer” shall mean Entercom Radio, LLC, without any of its subsidiaries, and (iii) the term “Parent” shall mean Entercom Communications Corp., without any of its subsidiaries.

The statements under this caption relating to the Indenture, the Notes (as defined below) and the Guarantees are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes. The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Copies of the Indenture, the Notes and the Registration Rights Agreement are available upon request from the Issuer. We urge you to read these documents carefully because they, and not the following description, govern your rights as a holder of the Notes.

General

We are offering to exchange up to $220,000,000 in aggregate principal amount of the Issuer’s 10 1/2% Senior Notes due 2019, Series B (the “Exchange Notes”) for any and all of the Issuer’s 10 1/2% Senior Notes due 2019, Series A (the “Outstanding Notes”). The Notes will mature on December 1, 2019. The Issuer may issue additional notes under the Indenture (the “Additional Notes”) subject to the limitations described below under the covenant “—Limitation on Incurrence of Debt and Issuance of Preferred Interests,” and provided that if the Additional Notes are not fungible for U.S. federal income tax purposes, they will have a different CUSIP. The Outstanding Notes, the Exchange Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and, except as otherwise specified herein, all references to the “Notes” include the Outstanding Notes, the Exchange Notes and any Additional Notes.

The Notes will mature on December 1, 2019. Interest on the Notes is payable at a rate of 10 1/2% per annum semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on June 1, 2012. The Issuer will make each interest payment to the Holders of record of the Notes on the immediately preceding May 15 and November 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be calculated based on a 360-day year consisting of twelve months of 30 days. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Exchange Offer; Registration Rights.” All references in the Indenture and this “Description of Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the Notes is payable, and the Notes will be transferable, at the office or agency of the Issuer maintained for such purposes, which, initially, will be the corporate trust office of the Trustee or an agent thereof; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto as shown on the security register. The Notes have been issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Notes and the Issuer’s Obligations under the Indenture are guaranteed (the “Note Guarantees”), on a joint and several basis, by the Parent and the Subsidiary Guarantors (together, the Parent and Subsidiary Guarantors, the “Note Guarantors”). The Note Guarantees (other than the Note Guarantees of the License Subsidiaries) are the senior unsecured obligations of each Note Guarantor and rank equal with all existing and future senior Debt of such Note Guarantor and senior to all subordinated Debt of such Note Guarantor. The Note Guarantees of the License Subsidiaries are senior subordinated unsecured obligations of each such License Subsidiary and rank equal with all existing and future senior subordinated Debt of such License Subsidiary, senior to all subordinated Debt of such License Subsidiary and are subordinated in right of payment to all existing and future senior Debt of such License Subsidiary, including the guarantee by such License Subsidiary of the Issuer’s New Credit Facility, which guarantee is made on a senior unsecured basis. The obligations of a Note Guarantor under its Note Guarantee are limited to the maximum amount as will result in the obligations of such Note Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. This provision may not be effective to protect the Note Guarantees from being voided under fraudulent transfer law, or may eliminate the Note Guarantor’s obligations or reduce such obligations to an amount that effectively makes the Guarantee worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees.

The Indenture requires each of the Issuer’s existing and future Restricted Subsidiaries that is a domestic Subsidiary and guarantees the Issuer’s debt under the New Credit Facility to be a Note Guarantor.

As of the date of the Indenture, all of the Issuer’s Subsidiaries are “Restricted Subsidiaries.” The Indenture also requires that each of the Issuer’s License Subsidiaries that incurs any Indebtedness, other than guarantees of Obligations under the New Credit Facility, also be a Subsidiary Guarantor of the Notes.

Under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, and claims of minority stockholders (other than the Issuer and the Note Guarantors) of those Subsidiaries will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Issuer and the Note Guarantors, including holders of the Notes.

The Indenture provides that the Note Guarantee of a Note Guarantor is automatically and unconditionally released:

(a) in the event of a sale or other transfer (including by way of consolidation or merger) of Capital Interests in such Note Guarantor following which the Guarantor ceases to be a Restricted Subsidiary or the sale of all or substantially all of the assets of such Note Guarantor in compliance with the terms of the Indenture;

(b) upon the release or discharge of the guarantee by such Note Guarantor with respect to the New Credit Facility;

(c) upon the designation of such Note Guarantor as an Unrestricted Subsidiary in compliance with the provisions described under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries”; or

(d) in connection with a legal defeasance or covenant defeasance of the Indenture or upon satisfaction and discharge of the Indenture.

Ranking

Ranking of the Notes and Note Guarantees

The Notes are senior unsecured obligations of the Issuer and are:

•	equal in right of payment with all existing and future senior Debt of the Issuer;

•	unconditionally guaranteed on a senior unsecured basis by the Parent and each Restricted Subsidiary that guarantees Debt under the New Credit Facility (other than the Issuer’s License Subsidiaries);

•	unconditionally guaranteed on a senior subordinated unsecured basis by each License Subsidiary that guarantees Debt under the New Credit Facility or that Incurs or guarantees certain other Debt;

•	senior in right of payment to any future subordinated Debt of the Issuer;

•

subordinated in right of payment to any senior Debt of any License Subsidiaries of the Issuer, to the extent of the amount of such Debt, under the New Credit Facility (which is guaranteed by such License Subsidiaries on a senior unsecured basis);

•	effectively junior to any secured Obligations of the Issuer (including obligations under the New Credit Facility) to the extent of the value of the assets securing such Debt; and

•	structurally junior to any Debt or Obligations of any Subsidiaries of the Issuer that are not Subsidiary Guarantors.

The Notes are effectively subordinated in right of payment to all of the Issuer’s and each Note Guarantor’s existing and future Secured Debt to the extent of the value of the assets securing such Debt. As of September 30, 2011, after giving effect to the Refinancing, the Issuer would have had approximately $636.7 million of total debt outstanding (including the notes), none of which would have been subordinated to the notes; the Issuer would have had approximately $406.9 million of secured debt outstanding (including borrowings under our New Credit Facility, but excluding additional availability of $17.6 million under our New Credit Facility, which includes the impact on revolver availability of an outstanding undrawn letter of credit of $0.6 million, all of which would be secured if borrowed), to which the notes and guarantees would have been effectively subordinated to the extent of the value of the collateral securing such debt.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

The Notes may be redeemed, in whole or in part, at any time prior to December 1, 2015, at the option of the Issuer, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, all or a part of the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after December 1, 2015, upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on December 1 of the years indicated:

Year	Redemption Price
2015	105.250%
2016	102.625%
2017 and thereafter	100.00%

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to December 1, 2014, the Issuer may, with the net proceeds of one or more Equity Offerings, on one or more occasions, redeem up to 35.0% of the aggregate principal amount of the outstanding Notes (including any Additional Notes) at a redemption price equal to 110.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, that at least 65.0% of the principal amount of Notes (including any Additional Notes) outstanding at the time that any notes are first redeemed pursuant to this paragraph remains outstanding immediately after the occurrence of any such redemption (excluding the Notes held by the Parent, the Issuer or any Subsidiary) and that any such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to the Depository Trust Company’s procedures as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

The Issuer, any Restricted Subsidiary and any of the Issuer’s direct or indirect parent companies, including Parent, may at any time, and from time to time, purchase Notes in the open market or otherwise subject to compliance with applicable securities laws.

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuer will make an Offer to Purchase all of the Notes pursuant to the offer described below at the Purchase Price. Within 30 days following the consummation of any Change of Control, the Issuer will deliver notice of such Offer to Purchase, with a copy to the Trustee, to each Holder in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes for the Purchase Price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice. If such notice is delivered prior to the occurrence of a Change of Control, such notice shall state that the Offer to Purchase is conditional on the occurrence of such Change of Control.

On the date specified in the notice for the payment of the Purchase Price, the Issuer will, to the extent permitted by law,

(1)        accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Offer to Purchase;

(2)        deposit with the Paying Agent an amount equal to the aggregate Purchase Price in respect of all Notes or portions thereof so tendered; and

(3)        deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted.

The Paying Agent will promptly deliver to each Holder the Purchase Price for any such Notes properly tendered, and the Trustee will cause to be transferred by book entry (or promptly authenticate and deliver in the case of certificated Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Expiration Date.

The New Credit Facility prohibits, and future credit agreements or other agreements to which the Issuer becomes a party, may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The New Credit Facility provides, and future credit agreements or other agreements to which we become a party, may provide, that certain change of control events (including a Change of Control under the Indenture) would constitute a default thereunder. If a Change of Control triggers a default under our New Credit Facility, we could seek a waiver of such default or seek to refinance our New Credit Facility. In the event we do not obtain such a waiver or refinance our New Credit Facility, such default could result in amounts outstanding under our New Credit Facility being declared due and payable.

The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt and Issuance of Preferred Interests.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. The provisions under the Indenture relating to the Issuer’s obligation to make an Offer to Purchase as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

The Issuer will not be required to make an Offer to Purchase following a Change of Control if a third party, including the Parent, makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Offer to Purchase.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Parent or the Issuer and their respective Subsidiaries, taken as a whole, to any Person other than to a Note Guarantor. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the applicable Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the Notes as described above.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Certain Covenants

Set forth below are certain covenants contained in the Indenture:

Suspension of Covenants

Following the first day on which:

(a)        the Notes have an Investment Grade Rating from both of the Rating Agencies, and

(b)        no Default has occurred and is continuing under the Indenture,

the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Limitation on Incurrence of Debt and Issuance of Preferred Interests,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries,”

•	“—Limitation on Asset Sales,”

•	“—Limitation on Transactions with Affiliates,” and

•	clause (iii) of the first paragraph of “—Consolidation, Merger, Conveyance, Transfer or Lease.”

On any date on which the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or a Default or Event of Default occurs and is continuing, then the Suspended Covenants will be immediately reinstated as if such covenants had never been suspended (such date, the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence). The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Debt incurred during the Suspension Period will be classified by the Issuer to have been incurred pursuant to clause (iv) of the definition of “Permitted Debt,” provided, that all Debt outstanding on the Reinstatement date under any Credit Agreement shall be deemed Incurred under clause (i) of the definition of “Permitted Debt” (up to the maximum amount of such Debt permitted by such clause and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reinstatement Date).

On the Reinstatement Date, all Restricted Payments made during the Suspension Period will be classified as having been made pursuant to the first paragraph of the “—Limitation on Restricted Payments” covenant or, at the Issuer’s option, any of the clauses of the second paragraph thereof or of the definition of “Permitted Investments.” Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of the “—Limitation on Restricted Payments” covenant or, if applicable, such clauses of the second paragraph thereof. For purposes of determining compliance with the covenant described under “—Limitation on Asset Sales,” the Excess Proceeds from all Asset Sales not applied in accordance with such covenant will be deemed to be reset to zero after the Reinstatement Date.

No Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Registration Rights Agreement, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of the Note Guarantors shall bear any liability for, any actions taken or events occurring during, the Suspension Period (or (i) upon termination thereof or (ii) thereafter, in each case based solely upon events that occurred during the Suspension Period, including, any actions taken at any time pursuant to any contractual obligation arising or entered into prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

During any period when the Suspended Covenants are suspended, the Board of Directors of the Issuer may designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries; provided, that at the time of such designation, the Issuer would be permitted to designate such Subsidiary to be an Unrestricted Subsidiary under the covenant described under “—Limitation on Creation of Unrestricted Subsidiaries” as if the “—Limitation on Incurrence of Debt and Issuance of Preferred Interests” and “—Limitation on Restricted Payments” covenants had been in effect throughout the Suspension Period.

There can be no assurance that the Notes will ever achieve an Investment Grade Rating, or if achieved, that such Investment Grade Rating will be maintained.

The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Period or Reinstatement Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the Holders of any covenant suspension or Reinstatement Date.

Limitation on Incurrence of Debt and Issuance of Preferred Interests

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt) and the Issuer will not permit any of its Restricted Subsidiaries to issue any Preferred Interests; provided, that the Issuer and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) and any of its Restricted Subsidiaries that is a Note Guarantor may issue Preferred Interests if, immediately after giving effect to the Incurrence of such Debt or the issuance of such Preferred Interests and the receipt and application of the proceeds therefrom, (a) the Consolidated Total Debt Ratio would be less than or equal to 6.5 to 1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

Notwithstanding the first paragraph above, the Issuer and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this “Limitation on Incurrence of Debt and Issuance of Preferred Interests” covenant, (x) Debt outstanding under the New Credit Facility on the Issue Date shall be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” (y) the outstanding principal amount of any Debt shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (z) except as provided above, in the event that an item of Debt or Preferred Interests meets the criteria of more than one of the types of Debt or Preferred Interests described above, including categories of Permitted Debt and the first paragraph of this “Limitation on Incurrence of Debt and Issuance of Preferred Interests” covenant, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt or Preferred Interests (including in more than one of the types of such Debt or Preferred Interests described above or in the definition of “Permitted Debt”).

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the forms of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of the Indenture.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the Debt is Refinancing Debt.

The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

The Issuer and any Subsidiary Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided, that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a)        no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)        after giving effect to such Restricted Payment on a pro forma basis, the Issuer would be permitted to Incur at least $1.00 of additional Debt pursuant to the provisions described in the first paragraph under the “—Limitation on Incurrence of Debt and Issuance of Preferred Interests” covenant; and

(c)        after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clauses (i) and (xi) of the next succeeding paragraph but excluding all other Restricted Payments permitted by the next succeeding paragraph), shall not exceed the sum (without duplication) of:

(1)        100.0% of EBITDA (or if EBITDA shall be a deficit, 100.0% of such deficit) of the Issuer for the period (taken as one accounting period) from the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 1.4 times the Issuer’s Fixed Charges for the same period; plus

(2)        100.0% of the aggregate net proceeds (cash plus the Fair Market Value of property other than cash) received by the Issuer subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Issuer, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Qualified Capital Interests or Debt sold to a Subsidiary of the Issuer), but excluding in each case the net proceeds received from the sale of (x) Capital Interests solely to the extent such amounts have been applied to Restricted Payments made in accordance with clauses (ii), (iii)(y) or (iv) of the next succeeding paragraph and (y) Designated Preferred Interests; plus

(3)        100.0% of the amount by which Debt of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of the Notes of any Debt of the Issuer for Qualified Capital Interests (other than Designated Preferred Interests) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange); plus

(4)        100.0% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, resulting from (x) payments of interest on Debt, dividends, distributions, repayments of loans or advances (but only to the extent such interest, dividends, distributions or repayments were made in cash), in each case to the Issuer or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary); plus

(5)        100.0% of the aggregate net proceeds (cash plus the Fair Market Value of marketable property other than cash) received by the Issuer from:

(a)         the sale or other disposition (other than to the Issuer or to a Restricted Subsidiary) of Investments (other than Permitted Investments) made by the Issuer or any Restricted Subsidiary and releases of guarantees that constitute Investments (other than Permitted Investments) by the Issuers or any Restricted Subsidiary, in any case after the Issue Date; or

(b)        the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the amount of the Investment in such Unrestricted Subsidiary by the Issuer and its Restricted Subsidiaries made pursuant to clause (x) of the next paragraph or to the extent such Investment constituted a Permitted Investment); plus

(6)        in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary (other than to the extent the amount of the Investment in such Unrestricted Subsidiary by the Issuer and its Restricted Subsidiaries made pursuant to clause (x) of the next paragraph or to the extent such Investment constituted a Permitted Investment).

Notwithstanding the foregoing provisions, the Issuer and its Restricted Subsidiaries may take the following actions; provided, that, in the case of clause (x) immediately after giving effect to such action, no Event of Default has occurred and is continuing:

(i)          the payment of any dividend or other distribution on Capital Interests in the Issuer or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii)         the retirement of any Qualified Capital Interests of the Issuer by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Qualified Capital Interests of the Issuer;

(iii)        the redemption, defeasance, repurchase or acquisition or retirement for value of any Subordinated Debt of the Issuer or a Note Guarantor out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Issuer) of (x) new Subordinated Debt of the Issuer or such Note Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Issuer;

(iv)        the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Issuer or any of its direct or indirect parent companies, including Parent, held by employees, officers or directors or by former employees, officers or directors of the Issuer or any of its direct or indirect parent companies, including Parent, or any Restricted Subsidiary (or their estates or beneficiaries under their estates) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year; provided, that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $10.0 million in any calendar year;

(v)         repurchase (including cash payments in respect of such repurchase) of Capital Interests (or the declaration and payment of distributions or dividends or the making of loans, in each case, to any direct or indirect parent of the Issuer, including Parent, to fund such repurchase): (a) deemed to occur upon the exercise of, or in connection with the exercise of, stock options, warrants or other convertible or exchangeable securities; (b) deemed to occur in connection with the vesting of equity compensation in order to satisfy related tax withholding obligations; or (c) in connection with making cash payments in lieu of fractional shares; provided, in each case, that any such cash payments shall not be for the purpose of circumventing the limitation of the covenant described under this subheading (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer, including Parent);

(vi)        the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt and Issuance of Preferred Interests”;

(vii)       the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Issuer or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt and Issuance of Preferred Interests”;

(viii)      (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Interests issued by the Issuer after the Issue Date or (b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, including Parent, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Interests of such parent issued after the Issue Date; provided, that (x) the aggregate amount of dividends paid pursuant to clauses (a) and (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Interests, and (y) in the case of each of (a) and (b) of this clause (viii), that for the most recently ended Four Quarter Period for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Interests or the declaration of such dividends on such Designated Preferred Interests, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt Ratio of less than 6.5 to 1.0;

(ix)       upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any Subordinated Debt pursuant to provisions substantially similar to those described under “—Change of Control” and “—Limitation on Asset Sales” at the Purchase Price (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than 100.0% of the principal amount thereof (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided, that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x)        other Restricted Payments not in excess of $30.0 million in the aggregate;

(xi)       the repurchase, redemption or other acquisition or retirement for value of any Subordinated Debt pursuant to the provisions similar to those described under the captions “Change of Control” and “—Limitation on Asset Sales”; provided, that all Notes tendered by Holders in connection with an Offer to Purchase upon a Change of Control or an Asset Sale, as applicable, have been repurchased, redeemed or acquired for value;

(xii)      the declaration and payment of distributions or dividends, as applicable, by the Issuer or its Restricted Subsidiaries to, or the making of loans to, any direct or indirect parent, including Parent, in amounts required for any such direct or indirect parents to pay, in each case without duplication,

(a)        franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)        federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and/or its Restricted Subsidiaries, as applicable (and, to the extent of the amount actually received by the Issuer (or its Restricted Subsidiaries) from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries); provided, that the amount of such distributions or dividends (plus any taxes payable directly by the Issuer or its Restricted Subsidiaries) does not exceed the amount of such taxes that would have been payable directly by the Issuer and/or its Restricted Subsidiaries (and its Unrestricted Subsidiaries to the extent described above) had the Issuer been the common parent of a separate tax group that included only the Issuer and its Restricted Subsidiaries (and its Unrestricted Subsidiaries to the extent described above);

(c)        customary salary, bonus, indemnification obligations and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer, including Parent, to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d)        general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer, including Parent, including, without limitation, amounts due or payable under Station Contracts to the extent such fees, expenses, salaries, bonuses, indemnification obligations, other benefits and corporate overhead expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e)        payments relating to the settlement of, and expenses relating to, legal or administrative proceedings of the Issuer, any Restricted Subsidiary or any direct or indirect parent company of the Issuer, including Parent, that are unsecured, in an amount not to exceed $10.0 million in the aggregate; provided, that Issuer or any Restricted Subsidiary may pay amounts in excess of $10.0 million so long as there exists no Default prior to and/or after giving effect to each such payment; provided further, that such payments may only be paid so that such funds can be used to make payments relating to the settlement of and expenses relating to, legal or administrative proceedings of the Issuer, any Restricted Subsidiary or any direct or indirect parent company of the Issuer, including Parent, that are uninsured.

(xiii)     the payment of dividends, other distributions and other amounts by the Issuer to, or the making of loans to, any direct or indirect parent of the Issuer, including Parent, in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any direct or indirect parent of the Issuer, including Parent, if applicable, to pay interest and/or principal (including AHYDO Catch Up Payments) on Debt the proceeds of which have been permanently contributed to the Issuer or any Restricted Subsidiary; provided, that (w) such Debt is considered Debt of the Issuer or its Restricted Subsidiaries incurred in accordance with the covenant described under the caption “—Limitation on Incurrence of Debt and Issuance of Preferred Interests,” (x) the proceeds contributed to the Issuer or such Restricted Subsidiaries shall not increase amounts available for Restricted Payments pursuant to clause (c) of the first paragraph of this “Limitation on Restricted Payments” covenant, (y) the aggregate amount of such dividends, other distributions and other amounts paid by the Issuer, together with any other payments in respect of such Debt, shall not exceed the amount of cash actually contributed to the Issuer and its Restricted Subsidiaries from the net proceeds of such Debt and (z) such dividends, other distributions and other amounts paid by the Issuer are included in the definition of “Fixed Charges.”

For purposes of the covenant described above, if any Investment or Restricted Payment could be permitted pursuant to one or more provisions described above (including the first paragraph of this subsection) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may classify in one or more tranches such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, or clause (x) above, in each case to the extent such Investments would otherwise be so counted.

If the Issuer or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “—Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, in each case, that secures obligations under any Debt or any related Guarantee, except:

(1)          Permitted Liens;

(2)          Liens securing Subordinated Debt, if the Notes and related Guarantees are secured by a Lien on such assets or property, or income or profits therefrom, that is senior in priority to such Liens; or

(3)          any other Lien, if the Notes or the Guarantees are secured by a Lien on such assets or property, or income or profits therefrom, that is equal with or senior in priority to such Liens.

The foregoing shall not apply to Liens securing the Notes and the related Guarantees.

Any Lien created for the benefit of the Holders pursuant to the first paragraph of this covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien that gave rise to the obligation to so secure the Notes.

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests to the Issuer or any Restricted Subsidiary or pay any Debt or other obligation owed to the Issuer or any Restricted Subsidiary, (ii) make loans or advances to the Issuer or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Issuer or any Restricted Subsidiary.

However, the restrictions in the preceding paragraph will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)         any encumbrance or restriction in existence on the Issue Date, including those required by the New Credit Facility, or any future Debt incurred in compliance with the New Credit Facility (so long as such restrictions are not materially more restrictive, taken as a whole, than the New Credit Facility), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Issuer, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b)         any encumbrance or restriction pursuant to an agreement or other instrument relating to an acquisition of property or purchase money obligations in connection with any such acquisitions, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c)         any encumbrance or restriction which exists with respect to a Person or its Subsidiaries that becomes a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d)         customary provisions restricting subletting or assignment of any lease, sublease, license, sublicense or other agreement of the Issuer or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(e)         any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(f)          any encumbrance or restriction by reason of applicable law or applicable rule, regulation or order;

(g)         any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(h)         restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)          provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(j)          any instrument governing Debt or Capital Interests of a Person acquired by the Issuer or any of the Restricted Subsidiaries as in effect at the time of such acquisition, merger, consolidation or amalgamation (except to the extent such Debt or Capital Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(k)         Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(l)          customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by the Indenture, which limitation is applicable only to the assets (including Capital Interests of Subsidiaries) that are the subject of such agreements;

(m)        any such encumbrance or restriction of the type referred in clauses (i) through (iii) of the first paragraph of this covenant imposed by any permitted amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided, that any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances and restrictions taken as a whole than those in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(n)        restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and, as determined by management of the Issuer in its reasonable and good faith judgment, will not materially impair the Issuer’s ability to make payments required under the Notes.

Limitation on Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)        the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2)        except in the case of any Permitted Asset Swap, at least 75.0% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)        any liabilities, as shown on the most recent consolidated balance sheet of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes), or any Note Guarantee assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(b)        any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 365 days of their receipt to the extent of the cash received in that conversion; and

(c)        any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (when taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that does not exceed the greater of (i) $25.0 million and (ii) 2.5% of Total Assets at time of receipt of such Designated Non-cash Consideration being measured at the time it was received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1)        to reduce or repay (a) Obligations under the New Credit Facility (and if such Obligations are revolving credit Obligations, to correspondingly reduce commitments with respect thereto), (b) Obligations under Debt (other than the New Credit Facility and Subordinated Debt) of the Issuer or any Subsidiary that is a Note Guarantor that is secured by a Lien, which Lien is permitted by the Indenture (and if such Obligations are revolving credit Obligations, to correspondingly reduce commitments with respect thereto) or (c) Obligations under other Debt (other than Subordinated Debt) of the Issuer or any Subsidiary that is a Note Guarantor (and if such Obligations are revolving credit Obligations, to correspondingly reduce commitments with respect thereto); provided, that, to the extent the Issuer reduces Obligations under the Debt described in clause (c), the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in the succeeding paragraph for an Offer to Purchase) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(2)        to acquire assets constituting, or any Capital Interests of a Person owning, a Permitted Business or Related Business Assets, in each case, if, after giving effect to any such acquisition, such assets or Capital Interests are owned by the Issuer or a Restricted Subsidiary or the Person owning such Permitted Business or Related Business Assets is or becomes a Restricted Subsidiary of the Issuer;

(3)        (i) to make a capital expenditure in or that is used or useful in a Permitted Business or Related Business Assets or (ii) to make expenditures for maintenance, repair or improvement of existing properties and assets, in each case, of the Issuer or a Restricted Subsidiary;

(4)        to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)        any combination of the foregoing,

provided, that if during such 365-day period the Issuer or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (2), (3) or (4), or any combination thereof, of this paragraph, such 365-day period will be extended up to an additional 180 days with respect to the amount of Net Cash Proceeds so committed (an “Acceptable Commitment”). Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce borrowings under any Credit Agreement or otherwise temporarily invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million (it being understood that the Issuer may, in its sole discretion, make an Offer to Purchase pursuant to this covenant prior to (i) the time that the aggregate amount of Excess Proceeds exceeds $15.0 million and/or (ii) the end of the 365-day reinvestment period or any extension thereof permitted under this covenant), within 30 days thereof, the Issuer will make an Offer to Purchase to all Holders of Notes or, in the case of any other Net Cash Proceeds, to all holders of other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100.0% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of Notes or Notes and other pari passu Debt (in the case of any other Net Cash Proceeds) tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Issuer or, at the request of the Issuer, the Trustee will select the Notes and the Issuer or its agent shall select the other pari passu Debt, as the case may be, to be purchased on a pro rata basis, subject to adjustments so that no Notes or other pari passu Debt is selected and repurchased in part in an unauthorized denomination. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.0 million, unless:

(i)        such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with an unaffiliated party; and

(ii)        with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)        with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Issuer and its Restricted Subsidiaries or are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)        Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on Restricted Payments” and Permitted Investments;

(2)        the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Parent, the Issuer or a Restricted Subsidiary;

(3)        payments of loans or cancellation of loans (and any related agreement, plan or arrangement) relating to compensation, fees and other benefits (including retirement, health, option, deferred compensation, employment, stock option, bonus and other benefit plans) and indemnities to officers, employees and consultants of, the Issuer, any direct or indirect parent company of the Issuer, including Parent, or any Restricted Subsidiary, in each case, in the ordinary course of business and approved by the Issuer in good faith;

(4)        transactions between or among the Issuer and/or its Restricted Subsidiaries;

(5)        the issuance of Capital Interests (other than Redeemable Capital Interests) of the Issuer otherwise permitted under the Indenture and the granting of registration and other customary rights in connection therewith;

(6)        any agreement or arrangement as in effect on the Issue Date and any amendment, extension or modification thereto (so long as such amendment, extension or modification is not materially more disadvantageous to the holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)        any transaction in which the Issuer or a Restricted Subsidiary, as the case may be, delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the terms of such transaction are fair, from a financial point of view, to the Issuer or the relevant Restricted Subsidiary or are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer;

(8)        any contribution of capital to the Issuer;

(9)        arm’s-length transactions between the Issuer and/or its Restricted Subsidiaries and any direct or indirect parent company of the Issuer, including Parent, with respect to Station Contracts or the licensing of intellectual property, in each case, in the ordinary course of business;

(10)        Investments in or transactions with a joint venture that is an Affiliate solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person entered into in the ordinary course of business and permitted by the covenant under the caption “—Limitation on Restricted Payments”;

(11)        pledges of Capital Interests of Unrestricted Subsidiaries;

(12)        transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, a Capital Interest in, or controls, such Person;

(13)        any transaction permitted by the covenant under the caption “—Consolidation, Merger, Conveyance, Transfer or Lease”; and

(14)        transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and which, in the good faith judgment of the Issuer, are fair to the Issuer or such Restricted Subsidiary, as the case may be, or are on terms at least as favorable as those that would have been obtained at such time in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuer.

Limitation on Activities of License Subsidiaries

If at any time a License Subsidiary does not Guarantee the Notes on a senior unsecured basis, such License Subsidiary shall not (i) incur any Debt other than (x) guarantees of Obligations under the New Credit Facility on a senior unsecured basis and (y) other Debt (other than Subordinated Debt) not to exceed, when aggregated with all other Debt (other than Subordinated Debt) incurred pursuant to this clause (y) by all other License Subsidiaries, $250,000 or (ii) create, incur, assume or suffer to exist any Liens upon any of its assets or property, income or profits therefrom, whether now owned or hereafter acquired, except Permitted Liens.

Provision of Financial Information

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will, subject to the second succeeding paragraph, file with the SEC, within the time periods specified in the SEC’s rules and regulations that would then be applicable to the Issuer:

(1)        all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2)        all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the consolidated financial statements of the Issuer by the certified independent accountants of the Issuer.

If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such filings. If the SEC will not accept the filings of the Issuer for any reason, the Issuer will make available the reports referred to in the preceding paragraphs to the Trustee and the Holders within the time periods that would apply if the Issuer were required to file those reports with the SEC.

In addition, unless the Issuer has filed the reports referred to in the preceding paragraph with the SEC, the Issuer will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Parent may satisfy the obligations of the Issuer set forth above; provided, that (i) the information filed with the SEC or made available to Holders pursuant to this covenant shall include consolidated financial statements for the Parent, the Issuer, and its Subsidiaries and (ii) Parent does not have independent assets or operations separate from its investment, directly or indirectly, in the Issuer.

Additional Note Guarantees

On the Issue Date, each of the Note Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, the Issuer will cause each of its domestic Restricted Subsidiaries that guarantees any Obligations under the New Credit Facility to guarantee the Notes and the Issuer’s other obligations under the Indenture on a senior unsecured basis, other than the Issuer’s License Subsidiaries, which will guarantee the Notes on a senior subordinated unsecured basis, except as otherwise set forth below.

After the Issue Date, the Issuer will cause each of its License Subsidiaries that incurs any Indebtedness other than its senior unsecured guarantees of Obligations under the New Credit Facility and except as set forth under “Limitation on Activities of License Subsidiaries” to be a Subsidiary Guarantor of the Notes on a senior unsecured basis.

After the Issue Date, each future direct or indirect parent of the Issuer that is a subsidiary of the Parent shall be required to guarantee the Notes and the Issuer’s other obligations under the Indenture, if such future direct or indirect parent of the Issuer that is a subsidiary of the Parent guarantees Obligations under the New Credit Facility.

Each Note Guarantee by a Note Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Notes and Our Debt—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

Limitation on Creation of Unrestricted Subsidiaries

The Issuer may create or designate any Subsidiary of the Issuer to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1)        any Subsidiary designated as such by the Issuer as set forth below; and

(2)        any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary to be an Unrestricted Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Issuer; provided, that (x) the Issuer could make a Restricted Payment and/or Permitted Investment in one or more tranches in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “—Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment or Permitted Investment for the purpose of calculating the amount available in connection with such covenant, (y) each of (i) the Subsidiary to be so designated and (ii) its Subsidiaries, has not at the time of designation, and does not thereafter, create, Incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary and (z) such designation would not cause a Default or Event of Default.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on Incurrence of Debt and Issuance of Preferred Interests” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on Liens” covenant. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Consolidation, Merger, Conveyance, Transfer or Lease Transactions Involving the Issuer

The Issuer will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Issuer in which the Issuer is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)        either: (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuer under the Indenture;

(ii)        immediately after such transaction or series of transactions, no Default or Event of Default exists that shall not have been cured or waived;

(iii)        immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, either (a) the Issuer (or the Surviving Entity if the Issuer is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “—Limitation on Incurrence of Debt and Issuance of Preferred Interests” covenant or (b) the Consolidated Total Debt Ratio of the Issuer (or the Surviving Entity if the Issuer is not continuing) would be no greater than immediately prior to such transaction or series of transactions; and

(iv)        the Issuer delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

The preceding clauses (ii), (iii) and (iv) will not apply to:

(a)        a merger between the Issuer and a Restricted Subsidiary or any transfer of all or part of the assets of the Issuer or any Restricted Subsidiary among each other; or

(b)        a merger between the Issuer and an Affiliate incorporated solely for the purpose of converting the Issuer into a corporation organized under the laws of the United States or any political subdivision or state thereof;

so long as, in each case, the amount of Debt of the Issuer and its Restricted Subsidiaries is not increased thereby, except for Debt incurred in the ordinary course of business to pay fees, expenses and other costs associated with such transaction.

Transactions Involving the Subsidiary Guarantors

No Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, unless:

(1)        immediately after giving effect to that transaction, no Default or Event of Default exists that shall not have been cured or waived; and

(2)        either (a) the Person acquiring the property in any such sale or disposition of the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the “—Limitation on Asset Sales” covenant.

The preceding clauses (1) and (2) will not apply to a merger between the Issuer and any Subsidiary Guarantor or between Subsidiary Guarantors or any transfer of all or part of the assets of the Issuer or any Subsidiary Guarantor to the Issuer or any Subsidiary Guarantor.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Issuer and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity (or surviving person in a transaction involving a Note Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Note Guarantor, as the case may be, under the Indenture with the same effect as if such Surviving Entity had been named as the Issuer or Note Guarantor, as the case may be, therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Issuer or Note Guarantor, as the case may be, pursuant to the Indenture and the Notes or the Note Guarantee, as the case may be, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1)        default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)        default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)        failure to perform or comply with the Indenture provisions described under “—Consolidation, Merger, Conveyance, Transfer or Lease”;

(4)        except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture) for a period of 30 days after written notice thereof by the Trustee or the Holders of 25.0% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any Note Guarantor or the Issuer not to be in full force and effect and enforceable in accordance with its terms;

(5)        default in the performance, or breach, of any covenant or agreement of the Issuer or any Note Guarantor in the Indenture (other than a covenant or agreement, a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above) and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the outstanding Notes;

(6)        a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Issuer or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $30.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $30.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)        the entry against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $30.0 million (net of amounts covered by insurance or is bonded), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(8)        certain events in bankruptcy, insolvency or reorganization affecting the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25.0% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and has not been cured or waived, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the Debt that is the basis for such Event of Default has been discharged, the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Debt within 30 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25.0% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. The Trustee may refuse to follow any direction that conflicts with the law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Issuer will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Issuer also is required to notify the Trustee within 30 days if it becomes aware of the occurrence of any Default or Event of Default, the status of any Default or Event of Default and what action the Issuer has taken or proposes to take with respect thereto.

Amendment, Supplement and Waiver

Without the consent of any Holder, the Issuer, any Note Guarantor and the Trustee, at any time and from time to time, may amend or supplement the Indenture and any Note Guarantee or Notes for any of the following purposes:

(1)        to evidence the succession of another Person to the Issuer or any Note Guarantor and the assumption by any such successor of the covenants of the Issuer or such Note Guarantor in the Indenture, Note Guarantees and in the Notes;

(2)        to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(3)        to add to the covenants for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(4)        to add additional Events of Default;

(5)        to provide for uncertificated Notes in such series in addition to or in place of the certificated Notes;

(6)        to comply with the requirements of the SEC in order to effect or maintain any qualification of the Indenture under the Trust Indenture Act;

(7)        to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(8)        to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(9)        to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the administration of the Notes or the issuance of Additional Notes, provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities laws and (ii) such amendment does not materially and adversely affect the rights of the Holders to transfer Notes, as determined in good faith by the Issuer;

(10)        to add a Note Guarantor or to release a Note Guarantor in accordance with the Indenture, or to modify the Indenture in connection with the addition of a Note Guarantee;

(11)        to cure any ambiguity, defect, omission, mistake or inconsistency;

(12)        to comply with the “—Consolidation, Merger, Conveyance, Transfer or Lease” covenant;

(13)        to make any other provisions with respect to matters or questions arising under the Indenture; provided, that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Issuer; or

(14)        to conform the text of the Indenture, Note Guarantee or the Notes to any provision of the “Description of Notes” in the offering memorandum for the initial offering to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Note Guarantee or Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Note Guarantors and the Trustee may amend or supplement the Indenture, any Note Guarantee and the Notes (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Note Guarantee or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture or any Note Guarantee, including the definitions therein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)        change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the coin or currency in which any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (except to alter or waive provisions relating to the covenants described above under “Change of Control” and “Limitation on Asset Sales” (other than as provided in clause (6) below) or to modify the definition of “Change of Control”);

(2)        reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(3)        subordinate, in right of payment, the Notes to any other Debt of the Issuer;

(4)        modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

(5)        release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture); or

(6)        amend, change or modify the obligation of the Issuer to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with the covenant described under the caption “—Limitation on Asset Sales” after the obligation to make such Offer to Purchase has arisen, or the obligation of the Issuer to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with the covenant described under the caption “—Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto (other than as provided in clause (1) above).

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any existing or past default under the Indenture and its consequences, except a default:

(1)        in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration (provided, that such rescission or waiver would not conflict with any judgment of a court or competent jurisdiction); or

(2)        in respect of a covenant or provision contained in the Indenture or any Guarantee which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Issuer and the Note Guarantors may terminate the obligations under the Indenture (a “Discharge”) when:

(1)        either: (A) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, in U.S. dollars, in cash, in securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof), or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)        the Issuer has paid or caused to be paid all other sums then due and payable under the Indenture by the Issuer;

(3)        the deposit will not result in a breach or violation of, or constitute a default under any material instrument (other than the Indenture) to which the Issuer or any Note Guarantor is a party or by which the Issuer or any Note Guarantor is bound;

(4)        the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)        the Issuer has delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent to satisfaction and discharge under the Indenture have been satisfied.

The Issuer may elect, at its option and at any time, to have its obligations discharged with respect to the outstanding Notes and have each Note Guarantor’s obligation discharged with respect to its Note Guarantee and cure all then-existing Events of Default (“legal defeasance”). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and terminated all of its obligations and covenants under the Indenture, except for:

(1)        the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;

(2)        the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)        the rights, powers, trusts, duties and immunities of the Trustee;

(4)        the Issuer’s right of optional redemption; and

(5)        the legal defeasance provisions of the Indenture.

In addition, the Issuer and the Note Guarantors may elect, at their option and at any time, to have their obligations released with respect to certain covenants, including, without limitation, the obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(1)        the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)        in the case of legal defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel stating that, subject to customary assumptions and exclusions, (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) stating that, and based thereon such opinion shall confirm, subject to customary assumptions and exclusions, that the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes, as applicable, as a result of such deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)        in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel stating that, subject to customary assumptions and exclusions, the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)        no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)        such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the New Credit Facility or any other material agreement or material instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(6)        the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent with respect to such legal defeasance or covenant defeasance, as the case may be, have been complied with.

In the event of a legal defeasance or a Discharge, under current law, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would generally be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Issuer becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Issuer, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Issuer’s estate. Similar results may apply upon the insolvency of the Issuer during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

The Trustee

Wilmington Trust National Association, the Trustee under the Indenture, is the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Issuer in the ordinary course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture provides that in case an Event of Default has occurred and is continuing, and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries or any of their direct or indirect parent companies, including Parent, shall have any liability for any obligations of the Issuer or any Note Guarantor under the Notes, any Note Guarantee or the Indenture or any claim based on, in respect of or by reason of such obligations or their creation by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture, the Notes and any Note Guarantee are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided,

“Acquired Debt” means (x) Debt Incurred by the Issuer or a Restricted Subsidiary to finance an acquisition and (y) Debt of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary of the Issuer or (ii) assumed by the Issuer or a Restricted Subsidiary in connection with the merger, consolidation or acquisition of such Person or the acquisition of assets from such Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“AHYDO Catch Up Payment” means payment in respect of Debt necessary in order to avoid such Debt being characterized as “applicable high yield discount obligations” within the meaning of the Code.

“Applicable Premium” means, as calculated by the Issuer, with respect to any Note on any applicable redemption date, the greater of:

(1)        1.0% of the then-outstanding principal amount of the Note; and

(2)        the excess of:

(a)          the present value at such redemption date of (i) the redemption price of the Note at December 1, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through December 1, 2015 (excluding accrued but unpaid interest to, but not including, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)        the then-outstanding principal amount of the Note.

“Asset Acquisition” means:

(a)        an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or

(b)        the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation, merger, liquidation or dissolution) by the Issuer or any of its Restricted Subsidiaries to any Person (other than to the Issuer or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i)        Capital Interests in another Person (other than Capital Interests in the Issuer or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law);

(ii)        any other property or assets (other than in the ordinary course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business);

provided, however, that the term “Asset Sale” shall exclude:

(a)        any asset disposition Permitted by the provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole or any disposition that constitutes a Change of Control pursuant to the Indenture;

(b)        any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(c)        sales or other dispositions of cash, Eligible Cash Equivalents or obsolete or worn-out property or equipment in the ordinary course of business or any disposition of inventory or goods (or assets) held for sale in the ordinary course of business;

(d)        sales of interests in Unrestricted Subsidiaries;

(e)        the sale/leaseback of any assets within 180 days of the acquisition thereof;

(f)        the disposition of assets that, in the good faith judgment of the Issuer, are no longer used or useful in the business of such entity;

(g)        a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h)        any trade-in of equipment in exchange for other equipment in the ordinary course;

(i)         the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(j)         leases or subleases in the ordinary course of business not interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(k)        dispositions of accounts receivable in connection with the collection or compromise thereof;

(l)         foreclosure, condemnation or similar action on assets;

(m)       dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture and similar binding agreements;

(n)        any liquidation or dissolution of a Restricted Subsidiary; provided, that such Restricted Subsidiary’s direct parent is the Issuer or a Restricted Subsidiary and immediately becomes the owner of such Restricted Subsidiary’s assets;

(o)        sales or dispositions to Unrestricted Subsidiaries permitted pursuant to the covenant described under the caption “—Limitation on Restricted Payments”;

(p)        licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(q)        to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(r)        any disposition, whether as part of a single transaction or series of related transactions, required by any state or federal regulatory authority; provided, however, that such disposition shall comply with clauses (1) and (2) of the first paragraph of the covenant described under “Certain Covenants—Limitation on Asset Sales”; and

(s)        any disposition of property or assets acquired as part of a strategic acquisition of other property or assets, whether such strategic acquisition is effected as a single transaction or series of related transactions, in order to effect such strategic acquisition and the property or assets to be disposed of were not part of the property or assets intended to be retained in the long term, as determined in good faith by the Issuer; provided, however, that such disposition shall comply with clauses (1) and (2) of the first paragraph of the covenant described under “Certain Covenants—Limitation on Asset Sales. ”

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products obtained by multiplying (x) the number of years from the date of determination to the date of each remaining successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements), including payment at final maturity, of such Debt by (y) the amount of such principal payments by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Parent, the Issuer or any Restricted Subsidiary, its board of directors or board of managers, as applicable, or, other than for purposes of the definition of “Change of Control,” any duly authorized committee thereof; (ii) with respect to any other corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes and required to be reflected as a liability on the balance sheet in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased.

“Change of Control” means the occurrence of any of the following:

(1)        the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Parent or the Issuer and their Subsidiaries, taken as a whole, to any Person other than to any Note Guarantor or Permitted Holder; or

(2)        the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than Permitted Holders, including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total weighted voting power of the Voting Interests in (a) the Issuer or (b) the Parent (or its successor), so long as the Parent (or such successor) holds, directly or indirectly, a majority of the Voting Interests in the Issuer; or

(3)        the first day on which a majority of the members of the Board of Directors of the Issuer or the Parent are not Continuing Directors; or

(4)        the adoption by the stockholders of the Issuer or the Parent of a plan or proposal for the liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)        the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)        any amortization of debt discount;

(b)        the net payments, if any, under Hedging Obligations (but excluding any non-cash interest expense attributable to (x) the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP or (y) the amortization of gains or losses resulting from the termination of Hedging Obligations prior to or reasonably contemporaneously with the Issue Date);

(c)        the interest portion of any deferred payment obligation;

(d)        all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)        all accrued interest; plus

(ii)         the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus

(iii)        the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; plus

(iv)        all capitalized interest of such Person and its Restricted Subsidiaries for such period; less

(v)         interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude (A) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses (including any expenses associated with bridge, commitment and other financing fees, discounts, yield and other charges) and (B) interest with respect to EPLLC Deemed Debt.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, including, without duplication, net income and losses from discontinued operations, in each case as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A)        excluding, without duplication:

(i)           all extraordinary, non-recurring or unusual gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses, charges, severance, relocation costs and curtailments or modifications to pension and post-retirement benefits plans;

(ii)          the portion of net income of such Person and its Restricted Subsidiaries allocable to any interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions from such unconsolidated Persons or Unrestricted Subsidiaries have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii)         gains or losses in respect of any asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto);

(iv)         the net gain or loss on the disposal of disposed, abandoned or discontinued operations and any charges and expenses relating to the abandonment of assets;

(v)          solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Note Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided, that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or similar distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof for such period, to the extent not already included therein;

(vi)         any gain or loss realized as a result of the cumulative effect of a change in accounting principles during such period;

(vii)        any fees and expenses, including deferred finance costs, paid in connection with the issuance of the Notes and the entering into of the New Credit Facility described in this prospectus (including, without limitation, fees of the Rating Agencies);

(viii)      any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance of Capital Interests, or amendment or modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(ix)          any gain or loss attributable to the early extinguishment of Debt;

(x)           to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption;

(xi)          any gain or loss attributable to the non-cash fair value measurement of any asset or liability;

(xii)         any expenses relating to minority interests;

(xiii)        any gain or loss attributable to mark-to-market changes in the fair value of any Hedging Obligation-related asset or liability; and

(xiv)        non-cash equity compensation expense; and

(B)        including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by the Issuer or any Restricted Subsidiary.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to (a) the aggregate principal amount of all outstanding Debt of the Issuer and its Restricted Subsidiaries (excluding (i) Hedging Obligations and (ii) any undrawn letters of credit issued in the ordinary course of business) and (b) the aggregate amount of all outstanding Preferred Interests of the Issuer’s Restricted Subsidiaries, with the amount of such Preferred Interests equal to the greater of (i) their respective voluntary or involuntary liquidation preferences and (ii) their maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Interests or Preferred Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests or Preferred Interests as if such Redeemable Capital Interests or Preferred Interests were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Interests or Preferred Interests, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Consolidated Total Debt Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) (i) the Consolidated Total Debt of the Issuer and its Restricted Subsidiaries on the date of determination minus (ii) the aggregate amount of cash and Eligible Cash Equivalents, in each case, that is held by the Issuers and the Restricted Subsidiaries as of such date free and clear of all Liens, provided that this clause (ii) shall be limited to $40.0 million to (b) the aggregate amount of EBITDA for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Determination Date (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”). For purposes of this definition, Consolidated Total Debt, EBITDA and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)        the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(b)        any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) Incurring Acquired Debt and also including any EBITDA (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Four Quarter Period;

provided, that no pro forma effect shall be given to the incurrence of any Permitted Debt Incurred on such date of determination or the discharge on such date of determination of any Debt from the proceeds of any such Permitted Debt.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)        to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)        to advance or supply funds

(a)        for the purchase or payment of any such primary obligation, or

(b)        to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)        to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer or the Parent who: (1) was a member of such Board of Directors on the Issue Date, (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (3) was nominated for election or elected to such Board of Directors with the affirmative vote of the Permitted Holders holding, directly or indirectly, a majority of the weighted voting power of the Voting Interests in the Issuer.

“Credit Agreement” means one or more debt facilities, including the New Credit Facility, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings or obligations thereunder (whether pursuant to the same agreement or one or more replacement or additional agreements); provided, that such increase in borrowings is permitted under the covenant described above under “Certain Covenants—Limitation on Incurrence of Debt and Issuance of Preferred Interests”), or adds Subsidiaries of the Issuer as additional borrowers, issuers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Debt” means at any time (without duplication), with respect to any Person, the following, if and to the extent such items (other than clauses (iii), (v), and (vi) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property (excluding any trade payables or other current liabilities incurred in the ordinary course of business and excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any Contingent Obligations arising in the ordinary course of business as long as such obligations remain contingent); (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described under (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the thirtieth Business Day following payment on the letter of credit; (iv) all Capital Lease Obligations of such Person (but excluding obligations under operating leases); (v) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vi) net Obligations under any Hedging Obligations of such Person at the time of determination; and (vii) all obligations of the types referred to in clauses (i) through (vi) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (b) the amount of any Debt described in clause (vi)(A) above shall be the maximum liability under any such Guarantee; (c) the amount of any Debt described in clause (vi)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; (d) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt; and (e) the “maximum fixed redemption or repurchase price” of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were purchased on any date on which the amount of Debt is determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Interests, such fair market value shall be determined reasonably and in good faith by the Issuer.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations, (y) post-closing payment adjustments to which the seller may become entitled, including any earn-outs, holdbacks and contingency payment obligations to which a seller may become entitled, to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent, until such obligation becomes due and payable and (z) any EPLLC Deemed Debt.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash received in connection with a subsequent sale of, or collection on, such Designated Non-Cash Consideration.

“Designated Preferred Interests” means any Preferred Interests of the Issuer or any direct or indirect parent of the Issuer, including Parent (in each case other than Redeemable Capital Interests), that are issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and are so designated as Designated Preferred Interests, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “—Limitation on Restricted Payments” covenant.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, and, without duplication,

(1)        increased (to the extent any such amounts were deducted in computing Consolidated Net Income and not added back in the definition thereof by and without duplication):

(a)        provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including an amount equal to the tax distributions actually made to the holders of Capital Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with clauses (xii)(a) and (b) of the second paragraph of the covenant described under the caption “—Limitation on Restricted Payments”); plus

(b)        the Fixed Charges of such Person for such period; plus

(c)        the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and determined in accordance with GAAP; plus

(d)        any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Investment, acquisition, disposition, recapitalization or the incurrence of Debt, in each case permitted to be made or incurred by the Indenture (including a refinancing thereof) (whether or not successful) or an amendment or modification of any debt instrument, including

(i)         such fees, expenses or charges related to the offering of the Notes and the New Credit Facility, and

(ii)        any amendment or other modification of the Notes and the New Credit Facility; plus

(e)        any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period (but including any amortization of a prepaid cash item that was paid in and reduced Consolidated Net Income for a prior period); plus

(f)        any costs or expenses incurred by the Issuer, a Restricted Subsidiary or any direct or indirect parent of the Issuer, including Parent, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Qualified Capital Interests of the Issuer or any direct or indirect parent of the Issuer, including Parent, solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(g)        cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(h)        net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment under GAAP; plus

(i)         any (i) salary, benefit and other direct savings resulting from, and the amount of any restructuring charge or reserve and costs related to, workforce reductions or reduction, retirement or consolidation of people, processes, technologies and facilities, in each case by such Person implemented during such period, (ii) costs and expenses incurred after the Issue Date related to terminated employees incurred by such Person during such period and (iii) the amount of cost savings in connection with any acquisition to be realized as a result of specified actions taken prior to the last day of such period (calculated on a pro forma basis as though such cost savings had been realized during such period from such actions); provided, that (a) in connection with any acquisition described in clause (i)(iii), such actions have been taken prior to such date of determination and within twelve months after the latest of the Issue Date and the closing date of such acquisition and (b) no cost savings shall be added pursuant to clause (i)(iii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (i)(i) and (ii) above with respect to such period; provided, further, that the aggregate amount of all cost savings added back under clauses (i)(i) and (ii) in the aggregate in any Four Quarter Period will not exceed $5.0 million.

(2)        decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (b) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment under GAAP; and

(3)        increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460, Guarantees, and related pronouncements.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided, that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided, that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Issuer; provided, that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within fewer than 365 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Issuer.

“EPLLC” means Entercom Properties, LLC, a Delaware limited liability company.

“EPLLC Deemed Debt” means that certain indebtedness of EPLLC arising from the sale of certain tower assets, which sale did not qualify as a “sale” for accounting purposes because EPLLC’s ability to share in future profits relating to such tower assets is considered a continuing involvement under accounting guidance. As a result, EPLLC is required to deem such sale proceeds as “debt” and classify the transaction as financing.

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Issuer, or any direct or indirect parent company of the Issuer, including Parent, but only to the extent contributed to the Issuer in the form of Qualified Capital Interests or (ii) a private equity offering of Qualified Capital Interests of the Issuer, or any direct or indirect parent company of the Issuer, including Parent, but only to the extent contributed to the Issuer in the form of Qualified Capital Interests, other than any public offerings registered on Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Issuer.

“FCC” means the Federal Communications Commission.

“FCC License” means any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Issuer or any Note Guarantor, or assigned or transferred to the Issuer or any Note Guarantor pursuant to FCC consent.

“FCC License Rights” means any right, title or interest in, to or under any FCC License, whether directly or indirectly held, including, without limitation, any rights owned, granted, approved or issued directly or indirectly by the FCC or held, leased, licensed or otherwise acquired from or through any party.

“Fixed Charges” means, with respect to any Person for any period, the sum, of:

(1)        Consolidated Interest Expense of such Person for such period; and

(2)        all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Interests or Redeemable Capital Interests during such period.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Total Debt Ratio.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Hedging Obligations” of any Person means the obligations of such person pursuant to any non-speculative interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Issuer. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Issuer or a Restricted Subsidiary of Debt Incurred by the Issuer or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1)        amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)        the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)        the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4)        unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and any such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Issuer or any Note Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or any Note Guarantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Issuer or any Note Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any Note Guarantor.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business. For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with the Indenture shall not be deemed to be Investments by the Issuer or any of its Restricted Subsidiaries.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Issue Date” means November 23, 2011, the date on which the Outstanding Notes were originally issued under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which the Trustee or commercial banking institutions in the State of New York, the place of payment, or the State of Pennsylvania are not required to be open.

“License Subsidiary” means a Subsidiary of the Issuer that (x) owns no material assets other than FCC Licenses and related rights and (y) has no material liabilities other than (i) trade payables incurred in the ordinary course of business, (ii) tax liabilities, other governmental charges and other liabilities incidental to ownership of such rights and (iii) Debt permitted pursuant to the covenant described under “—Limitation on the activities of License Subsidiaries.”

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, that in no event shall a lease accounted for under GAAP as an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, financial advisors, investment banking, brokerage, commission and sale, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale, including indemnification obligations in respect of pension and other post-employment benefit liabilities and liabilities related to environmental matters; (iii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Issuer or a Restricted Subsidiary thereof) in connection with such Asset Sale (but excluding, for the avoidance of doubt, any payments required pursuant to clause (1) of the second paragraph of the “—Limitation on Asset Sales” covenant); and (iv) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“New Credit Facility” means the credit facility entered into on the Issue Date by and among the Issuer, the Note Guarantors, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided, that such increase in borrowings is permitted under “—Limitation on Incurrence of Debt and Issuance of Preferred Interests” above).

“Note Guarantor” means the Parent and each Subsidiary Guarantor.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by first-class mail, postage prepaid, to each Holder at his or her address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)         the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2)         the Expiration Date and the Purchase Date;

(3)         the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100.0%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)         the purchase price to be paid by the Issuer for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture);

(5)         that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount and integral multiples of $1,000 in excess of $2,000;

(6)         the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)         that, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue interest at the same rate;

(8)         that, on the Purchase Date, the purchase price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)         that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)        that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and

(12)         if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Issuer, a Subsidiary Guarantor or a direct or indirect parent of the Issuer, as applicable, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer, the treasurer, the controller, a President or a Vice President of the Issuer, such Note Guarantor or such parent, as applicable.

“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Eligible Cash Equivalents between the Issuer or any Restricted Subsidiary and another Person consummated within a period of 180 days; provided, that any cash or Eligible Cash Equivalents received must be applied in accordance with the covenant under the caption “Certain Covenants—Limitation on Asset Sales.”

“Permitted Business” means any business similar in nature to any business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Issuer.

“Permitted Debt” means

(i)         Debt Incurred pursuant to any Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $445.0 million, less the aggregate principal amount of all principal repayments of Credit Agreements with the proceeds from Asset Sales made pursuant to clause (1)(a) or (b) of the second paragraph of “—Limitation on Asset Sales” in satisfaction of the requirements of such covenant;

(ii)         Debt outstanding under the Notes (excluding any Additional Notes) and contribution, indemnification and reimbursement obligations owed by the Issuer or any Note Guarantor to any of the other of them in respect of amounts paid or payable on such Notes or the Note Guarantees;

(iii)        Guarantees of the Notes;

(iv)        Debt of the Issuer and each Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above or (v), (xii) or (xvi) below);

(v)         Debt of the Issuer to a Restricted Subsidiary, of a Restricted Subsidiary to the Issuer or of a Restricted Subsidiary to a Restricted Subsidiary;

(vi)        Guarantees Incurred by the Issuer of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii)       Guarantees by any Restricted Subsidiary of Debt of the Issuer or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under a Credit Agreement; provided, that (a) such Debt is Permitted Debt or is otherwise permitted to be incurred under the Indenture and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed if such Debt is Subordinated Debt;

(viii)       Debt incurred in respect of workers’ compensation claims, self-insurance or statutory obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes, bank Guarantees, bankers’ acceptances or similar instruments and completion Guarantees provided or incurred (including Guarantees thereof) by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(ix)         Debt under Hedging Obligations;

(x)          Debt of the Issuer or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt as well as Preferred Interests issued by the Issuer or a Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (including, without limitation, through the direct purchase of assets or the Capital Interests of any Person owning such assets); provided, that the aggregate principal amount and liquidation preference of such Debt and Preferred Interests outstanding at any time may not exceed, in the aggregate, the greater of $30.0 million or 3.0% of Total Assets;

(xi)         Debt arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xii)         the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(a)         any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Issuer or a Restricted Subsidiary; and

(b)         any sale or other transfer of any such Preferred Interests to a Person that is not either the Issuer or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii)         Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(xiv)         Debt of the Issuer or any Restricted Subsidiary and Preferred Interests of any Restricted Subsidiary not otherwise permitted pursuant to this definition (including additional Debt under any Credit Agreement), in an aggregate principal amount not to exceed the greater of $30.0 million or 3.0% of Total Assets at any time outstanding, which Debt may be Incurred under a Credit Agreement;

(xv)         Acquired Debt Incurred by the Issuer or a Restricted Subsidiary prior to the time that such Restricted Subsidiary was acquired by or merged into the Issuer (including Debt Incurred to finance such acquisition or merger); provided, that after giving effect to the Incurrence of such Acquired Debt (a) the Issuer would be permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Total Debt Ratio test set forth in the first paragraph of the “—Limitation on Incurrence of Debt and Issuance of Preferred Interests” covenant or (b) the Consolidated Total Debt Ratio would be no greater than immediately prior to such Incurrence;

(xvi)         Refinancing Debt in respect of Debt permitted by clauses (ii), (iv) and (xv) above, this clause (xvi) or the first paragraph under “—Limitation on Incurrence of Debt and Issuance of Preferred Interests”;

(xvii)      Debt of the Issuer or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(xviii)      Debt of the Issuer or any Restricted Subsidiary consisting of the financing of insurance premiums incurred in the ordinary course of business;

(xix)         Debt consisting of Debt issued by the Issuer or any Restricted Subsidiary to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Interests of the Issuer or any direct or indirect parent company of the Issuer, including Parent, to the extent described in clause (iv) of the second paragraph under the caption “—Limitation on Restricted Payments”; and

(xx)         Debt of the Issuer or any Restricted Subsidiary to the extent the proceeds of such Debt are deposited and used to defease the Notes as described under “—Satisfaction and Discharge of the Indenture; Defeasance.”

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xvi) of this definition of “Permitted Debt.”

“Permitted Holders” means (i) any of Joseph M. Field, and David J. Field; (ii) family members or the relatives of the Persons described in clause (i) (including their wives, their children and grandchildren, the spouses of their children and their grandchildren); (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners, or Persons beneficially holding a 50% or more direct or indirect interest of which consist of the Persons described in clauses (i), (ii) or (iv) hereof or the legal representatives of any such entity; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Interests of the Issuer.

“Permitted Investments” means:

(a)         Investments in existence on the Issue Date or any extension, modification, replacement or renewal of any such Investments; provided, that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence prior to the Issue Date;

(b)         Investments required pursuant to any agreement or obligation of the Issuer or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c)         Eligible Cash Equivalents;

(d)         Investments in property and other assets, owned or used by the Issuer or any Restricted Subsidiary in the operation of a Permitted Business;

(e)         Investments by the Issuer or any of its Restricted Subsidiaries in the Issuer or any Restricted Subsidiary;

(f)         Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Issuer or a Restricted Subsidiary and, in each case, any Investment held by such Person prior to such merger, consolidation, amalgamation or transfer; provided, that such Investment was not made by such person in contemplation of such merger, consolidation, amalgamation or transfer;

(g)         Hedging Obligations;

(h)         Investments received in settlement of obligations owed to the Issuer or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Issuer or any Restricted Subsidiary;

(i)         Investments by the Issuer or any Restricted Subsidiary (other than in an Affiliate) not otherwise permitted under this definition, in an aggregate amount at any one time outstanding not to exceed the greater of $30.0 million and 3.0% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value);

(j)         loans and advances (including for travel and relocation) to employees of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer, including Parent, in an amount not to exceed $10.0 million in the aggregate at any one time outstanding;

(k)         Investments to the extent the payment for which consists of Qualified Capital Interests of the Issuer or any of its direct or indirect parent companies, including Parent;

(l)         any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Limitation on Asset Sales” or any other disposition of Property not constituting an Asset Sale;

(m)        payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(n)         guarantees by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary of Debt otherwise permitted by the covenant described hereunder “—Limitation on Incurrence of Debt and Issuance of Preferred Interests”;

(o)         Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment in the ordinary course of business; and

(p)         Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(a)         Liens existing at the Issue Date;

(b)         Liens that secure Obligations (x) incurred pursuant to clause (i) or clause (ix) of the definition of “Permitted Debt” and (y) in respect of Debt permitted by clause (xiv) of the definition of Permitted Debt;

(c)         any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d)         any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s or other similar Liens arising by Law for sums not then due and payable after giving effect to any applicable grace period (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(e)         survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of the Issuer or materially impair the operation of the business of such Person;

(f)         pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the ordinary course of business; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (iv) to secure contested taxes or for payment of rent in the ordinary course of business; or (v) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 75 days after the entry thereof or the expiration of any such stay;

(g)        Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or a Restricted Subsidiary, or becomes a Restricted Subsidiary or on property acquired by the Issuer or any Restricted Subsidiary (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted under this Indenture; provided, that such Liens are not extended to the property and assets of the Issuer and its Restricted Subsidiaries other than the property or assets acquired;

(h)        Liens securing Debt of a Restricted Subsidiary that is a Note Guarantor owed to and held by the Issuer or a Restricted Subsidiary that is a Note Guarantor thereof that is permitted to be incurred in accordance with the covenant under the caption “Certain Covenants—Limitation on Incurrence of Debt and Issuance of Preferred Interests”;

(i)         other Liens (not securing Debt) incidental to the conduct of the business of the Issuer or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Issuer or its Restricted Subsidiaries;

(j)         Liens to secure any permitted extension, replacement, renewal, refinancing or refunding (or successive extensions, replacements, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided, that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, replacement, renewal, refinancing or refunding;

(k)        Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l)         licenses of intellectual property granted in the ordinary course of business;

(m)       Liens to secure Capital Lease Obligations or Purchase Money Debt permitted to be incurred pursuant to clause (x) of the definition of “Permitted Debt” covering only the assets financed by or acquired with such Debt;

(n)         Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o)        Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(p)        Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(q)        Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Issuer and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(r)         Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(s)        Deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers under insurance arrangements in the ordinary course of business;

(t)         leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiaries and do not secure any Debt;

(u)        Liens arising from UCC financing statement filings regarding operating leases entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(v)        Liens on the assets of a Restricted Subsidiary that is not a Note Guarantor securing Debt and other obligations of such Restricted Subsidiary incurred in compliance with the Indenture;

(w)        Liens Incurred to secure Obligations in respect of any Debt (other than Subordinated Debt) permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Debt and Issuance of Preferred Interests”; provided, that, with respect to Liens securing Obligations permitted under this clause (w), at the time of Incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio would be no greater than 4.0 to 1.0;

(x)         Liens securing Debt, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens (excluding Liens permitted by clauses (a) though (w) above) at the time of determination, does not exceed $20.0 million in the aggregate at any one time outstanding;

(y)         the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Restricted Subsidiary or by statutory provision, to terminate such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(z)         Liens in favor of the Issuer or any Subsidiary Guarantor;

(aa)      Liens solely on any cash earnest money deposits made by the Issuer or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under the Indenture;

(bb)      Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture; provided, that such Liens do not extend to any assets other than those that are the subject under the Indenture;

(cc)       Liens arising out of the conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(dd)      Liens in connection with advances, deposits, escrows and similar arrangements in the ordinary course of business;

(ee)      Liens in favor of issuers of performance surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of business;

(ff)       Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(gg)      any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Capital Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement; and

(hh)      any extensions, substitutions, replacements or renewals of the foregoing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i)          Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii)         that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and

in either case that does not exceed 100.0% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” means 101.0% of the aggregate principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the date that is 91 days after the earlier of the Stated Maturity of the Notes or the date the Notes are no longer outstanding; provided, that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Issuer or any Restricted Subsidiary to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Issuer or such Restricted Subsidiary may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends. Notwithstanding anything to the contrary set forth in this definition, Capital Interests of the Issuer shall not be deemed to be “Redeemable Capital Interests” solely as a result of (i) the provisions of the Issuer’s certificate of formation requiring the Issuer to repurchase such Capital Interests upon such member ceasing to be a member so long as such provisions are not amended in any manner materially adverse to the Holders of Notes or (ii) the possibility that the Capital Interest (other than a Preferred Interest) may be required to be repurchased by Issuer, its Subsidiaries or any direct or indirect parent thereof in order to satisfy applicable statutory or regulatory obligations, where such Capital Interest has been issued to any plan for the benefit of employees of the Issuer, its Subsidiaries or any direct or indirect parent thereof or by any such plan to such employees.

“Refinancing” means the issuance of the Notes on the Issue Date, the repayment of the Issuer’s existing credit facilities as described under “Summary—The Refinancing” and the entering into the New Credit Facility and the transactions related thereto.

“Refinancing Debt” means Debt and Preferred Interests that refund, refinance, defease, renew, replace or extend any Debt or Preferred Interests permitted to be Incurred by the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(i)         the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced, defeased, renewed, replaced or extended, if such Debt was subordinated to the Notes,

(ii)        the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt or Preferred Interests being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)        the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, defeased, renewed, replaced or extended,

(iv)        such Refinancing Debt is in an aggregate principal amount or liquidation preference that is less than or equal to the sum of (a) the aggregate principal, accreted amount (in the case of any Debt issued with original issue discount, as such) or liquidation preference then outstanding under the Debt or Preferred Interests being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed (including reasonable and customary tender premiums), if any, and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt (including reasonable defeasance costs and expenses), and

(v)        such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary of the Issuer that is not a Note Guarantor that refinances Debt of the Issuer or a Note Guarantor or (y) Debt of the Issuer or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary; provided, however, that clauses (ii) and (iii) of this definition will not apply to any refunding or refinancing of any Debt outstanding under a Credit Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated the Issue Date, among, inter alia, the Issuer, the Note Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) or services used or useful in a Permitted Business, provided, that any such assets received by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Payment” is defined to mean any of the following:

(a)        any dividend or other distribution declared and paid on the Capital Interests in the Issuer or on the Capital Interests in any Restricted Subsidiary of the Issuer that are held by, or declared and paid to, any Person other than the Issuer or a Restricted Subsidiary of the Issuer; provided, that the following shall not be “Restricted Payments”:

(i)         dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Issuer; and

(ii)         dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(b)        any payment made by the Issuer or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Issuer or any of its Restricted Subsidiaries for value, other than any such Capital Interests owned by the Issuer or any Restricted Subsidiary;

(c)        any payment made by the Issuer or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Issuer) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Subordinated Debt of the Issuer or any Note Guarantor (excluding any Subordinated Debt owed to the Issuer or any Restricted Subsidiary); except (x) payments of principal in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof and (y) any payments in respect of Debt to the extent the issuance of such Debt was a Restricted Payment; and

(d)        any Investment by the Issuer or a Restricted Subsidiary in any Person, other than a Permitted Investment;

provided, that notwithstanding the foregoing clauses (a) through (c), any payments in respect of Debt, if such Debt was issued prior to the Issue Date or the issuance of such Debt constituted a Restricted Payment under clause (b) above shall not be deemed to be Restricted Payments.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Secured Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Debt of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended Four Quarter Period, in each case with such pro forma adjustments to Consolidated Total Debt and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Total Debt Ratio.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Station Contracts” means contracts entered into in good faith and in the ordinary course of business by any direct or indirect parent of the Issuer, including Parent, on behalf of the Issuer or one or more Restricted Subsidiaries with respect to the ordinary course of operating the business of the Issuer or any Restricted Subsidiary.

“Subordinated Debt” means, with respect to the Notes, (1) any Debt of the Issuer which is by its terms subordinated in right of payment to the Notes, and (2) any Debt of any Note Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Note Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means any Subsidiary that provides a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP, as of the last day of the most recently ended fiscal quarter of the Issuer for which internal financial statements are available.

“Treasury Rate” means, as obtained by the Issuer, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2015; provided, however, that if the period from such redemption date to December 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Interests of which (other than Preferred Interests and directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”), as follows:

Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the applicable DTC participants; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures For the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option and subject to DTC’s procedures, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the Indenture should occur.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relevant to the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the notes. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal tax laws, including estate or gift tax laws. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. These authorities are subject to change, possibly retroactively, which may result in tax consequences different from those discussed below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer, or the ownership or disposition of the notes, or that any such position would not be sustained by a court.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Code Section 1221 (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules under the U.S. federal income tax laws, such as banks, financial institutions, U.S. expatriates, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” dealers in securities or currencies, traders in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.

As used in this discussion, “U.S. holder” means a beneficial owner of the notes who is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all its substantial decisions or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and validly elected to continue to be so treated.

A “non-U.S. holder” is a beneficial owner of the notes who is an individual, corporation, estate or trust for U.S. federal income tax purposes and who is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the notes.

YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES PURSUANT TO THIS EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER U.S. FEDERAL TAX LAWS.

Exchange Pursuant to the Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes and tax consequences as the outstanding notes exchanged therefor, including without limitation, the same issue price, adjusted tax basis and holding period.

Classification of the Notes

In certain circumstances (see “Description of Notes—Optional Redemption,” and “Description of Notes—Change of Control”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the possibility of such payments should not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the outstanding notes, that we will not have to make any such additional payments. Assuming our position is respected, a holder generally would not be required to include any income in respect of the foregoing contingencies unless and until any of the contingencies occurred. Our position is binding on a holder unless the holder explicitly discloses on its U.S. federal income tax return that it is taking a contrary position. However, our position is not binding on the IRS, and if the IRS were to challenge our position, a holder might be required to accrue income on its notes in excess of stated interest on the notes, and to treat as ordinary income, rather than capital gain, any income realized on the taxable disposition of a note before the resolution of the contingencies. The following discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Holders are urged to consult their own tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the consequences thereof.

U.S. Holders

Stated Interest

Absent an election to include all interest on a note in gross income under the constant yield method, as discussed below under “Election of Constant Yield Method for All Interest,” payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time the payments are received or accrued, in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. holder acquires a note at a cost that is less than its stated principal amount, the amount of the difference is treated as “market discount” for U.S. federal income tax purposes, unless the difference is less than .0025 multiplied by the note’s stated principal amount multiplied by the number of complete years to maturity of the note from the date of acquisition (in which case, the difference is “de minimis market discount”). In general, market discount will be treated as accruing ratably over the remaining term of the note or, at the holder’s election, on a constant yield to maturity basis. If a constant yield election is made, it will apply only to the note for which it is made and may not be revoked.

A U.S. holder may elect to include market discount in income currently as it accrues. Once made, this election will apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election. If a holder does not elect to include accrued market discount in income over the remaining term of the note, the holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

If a U.S. holder acquires a note at a market discount, the holder will be required to treat any gain on the disposition of the note as ordinary income to the extent of accrued market discount not previously included in income with respect to the note. If a U.S. holder disposes of a note with market discount in certain otherwise nontaxable transactions, the U.S. holder must include accrued market discount in income as ordinary income as if the holder had sold the note at its then fair market value.

Amortizable Bond Premium

A U.S. holder generally will be considered to have acquired a note with amortizable bond premium if the holder acquires the note for an amount greater than the stated principal amount. The amount of amortizable premium generally will equal the excess the amount paid for the note over the note’s stated principal amount, or if it results in a smaller amount of amortizable premium in the period prior to a call date described under “Description of Notes — Optional Redemption,” the amount payable on the earlier call date. A U.S. holder who purchases a note with amortizable bond premium may elect to amortize the bond premium as an offset to stated interest income under a constant yield method from the acquisition date to the note’s maturity date, or if it results in a smaller amount of amortizable premium, to the earlier call date. Once made, this election applies to all debt obligations held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of bond premium used to offset stated interest income.

Election of Constant Yield Method for All Interest

A U.S. holder may elect to include all interest on a note (including any stated interest, market discount and de minimis market discount, as adjusted by any amortizable bond premium) in gross income under the constant yield method described above. This election must be made for the taxable year in which the holder acquires the note, and may not be revoked without the consent of the IRS. If a note was acquired with market discount, this election will result in a deemed election to accrue market discount in income currently with respect to the note and all other market discount obligations acquired by the holder on or after the first day of the taxable year to which the election first applies. Similarly, if a note was acquired with amortizable bond premium, this election will result in a deemed election to amortize bond premium with respect to the note and all other debt obligations held or subsequently acquired by the holder on or after the first day of the taxable year to which the election first applies. U.S. holders should consult their tax advisors about this election.

Sale or Other Taxable Disposition of the Notes

A U.S. holder will recognize gain or loss on the sale, exchange (other than pursuant to a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid stated interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be the holder’s cost therefor, increased by any market discount previously included in gross income with respect to the note and reduced by the amount of any amortizable bond premium previously taken into account with respect to the note. Other than as described above under “— Market Discount,” this gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. Long-term capital gains of non-corporate holders are currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding (currently, at a rate of 28%) with respect to interest received on the notes and on the proceeds received upon the sale or other disposition (including a retirement or redemption) of the notes. Certain holders (including corporations) generally are not subject to information reporting or backup withholding. A U.S. holder generally will be subject to backup withholding if the holder is not otherwise exempt and:

•	the holder fails to furnish its taxpayer identification number, which, for an individual, is ordinarily his or her Social Security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	we are notified by the IRS that the holder is subject to backup withholding because it has failed to properly report payments of interest or dividends; or

•	the holder fails to certify, under penalties of perjury, that it has furnished its correct taxpayer identification number and has not been notified that it is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Interest (including amounts received upon a taxable disposition of a note that represents accrued interest) paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will not be subject to a 30% U.S. federal withholding tax provided the following requirements are met:

•	the holder does not directly, indirectly, actually or constructively own 10% or more of the total combined voting power of all of the classes of the stock of the Parent;

•	the holder is not a “controlled foreign corporation” related to the Parent; and

•

either (1) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person and provides its name and address (which certification may be made on IRS Form W-8BEN, or applicable successor form), (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that the holder is not a U.S. person and provides us or our paying agent with a copy of the statement or (3) the non-U.S. holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

If the requirements described above are not satisfied, the gross amount of any payments of interest made to the non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax unless the payments are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or the non-U.S. holder is entitled to a reduction of, or an exemption from, the withholding tax under an income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder claiming a reduction of, or an exemption from, the 30% withholding tax generally must complete (i) IRS Form W-8ECI, stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or (ii) IRS Form W-8BEN, claiming the benefit of an applicable treaty. In some cases, a non-U.S. holder instead may be permitted to provide documentary evidence of its claim of treaty benefits to an intermediary, or a qualified intermediary already may have some or all of the necessary evidence in its files.

The certification requirements described above may require a non-U.S. holder to provide its U.S. taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons. Special certification requirements apply to intermediaries. Non-U.S. holders should consult their tax advisors regarding the certification requirements discussed above.

Sale or Other Taxable Disposition of the Notes

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, in which case, the non-U.S. holder will be taxed as discussed below under “—U.S. Trade or Business”; or

•

the holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case, the holder will be subject to a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on the gain, which may be offset by certain U.S.-source capital losses.

U.S. Trade or Business

If interest or gain from a disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, the non-U.S. holder maintains a “permanent establishment” in the United States to which the interest or gain is attributable, the non-U.S. holder, though exempt from the 30% U.S. federal withholding tax (assuming the appropriate certification is provided), generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information Reporting and Backup Withholding

Backup withholding generally will not apply to payments of interest made by us or our paying agent, in such capacities to a non-U.S. holder of a note if the holder certifies as to its non-U.S. status in the manner described above under “—Non-U.S. Holders—Interest.” However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. In addition, information regarding interest payments on the notes may be made available to the tax authorities in the country where the non-U.S. holder resides or is established, pursuant to an applicable income tax treaty.

Payments of the proceeds from a disposition (including a retirement or redemption) by a non-U.S. holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership, or if at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition (including a retirement or redemption) by a non-U.S. holder of a note made to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. holders should consult their tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of, and the procedure for obtaining an exemption from, withholding, information reporting and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied on if the payer knows or has reason to know that the certification may be false. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER U.S. FEDERAL TAX LAWS.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after the date the registration statement with which this prospectus being a part is declared effective, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all dealers that effect transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we may be required to file a shelf registration statement with respect to their outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or automated quotation system. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

The validity of the exchange notes being offered hereby will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois. Drinker Biddle & Reath LLP will pass on certain matters under Pennsylvania law. Sullivan & Worcester LLP will pass on certain matters under Massachusetts law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Entercom Radio, LLC

Exchange Offer for

10 1/2% Senior Notes due 2019

PROSPECTUS

December     , 2011

Until 90 days after the date of this prospectus, all dealers that effect transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to any obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Executive Officers.

Entercom Communication Corp.’s (the “Parent”) Amended and Restated Articles of Incorporation provide that the Parent’s directors shall not be personally liable to the Parent and its shareholders for monetary damages for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under applicable provisions of Pennsylvania law, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Pennsylvania law. The provision does not affect a director’s responsibilities under any other law, such as federal securities laws, criminal laws or state or federal environmental laws. The Parent’s Amended and Restated Bylaws provide that the Parent shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law.

In general, any officer or director of the Parent shall be indemnified by the Parent against expenses including attorneys’ fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Parent, if the officer or director acted in good faith and in the manner believed to be in, or not opposed to, the Parent’s best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications are not prohibited by Pennsylvania law or any other applicable law.

Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Parent only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Parent shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Parent.

Expenses incurred by a director or officer of the Parent in defending a civil or criminal action, suit or proceeding shall be paid by the Parent in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Parent under the Bylaws or applicable provisions of Pennsylvania law.

The indemnification and advancement of expenses provided by, or granted pursuant to Article VIII of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person’s official capacity and as to action in another capacity while holding such office.

To satisfy its indemnification obligations, the Parent may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Parent, or use any other mechanism or arrangement whatsoever in such amounts, costs, terms and conditions as the Board of Directors shall deem appropriate. The obligations of the Parent to indemnify a director or officer under Article VIII of the Bylaws is a contract between the Parent and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person’s acts or omissions prior to such amendment or repeal.

The Parent maintains insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Parent.

The charter documents or operating agreements of the other Co-Registrants, including the Issuer, under applicable state laws contain provisions similar to those detailed above.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index beginning on page E-1, which follows the signature pages hereof and is incorporated herein by reference.

(b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is shown in the consolidated financial statements or notes thereto.

Item 22.	Undertakings

(a)          Each of the undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter hasbeen settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)          Each of the undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)          Each of the undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President, Secretary, General Counsel and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President, Chief Executive Officer	December 19, 2011
David J. Field	and a Director

Principal Financial Officer:

/s/ STEPHEN F. FISHER	Executive Vice President — Operations	December 19, 2011
Stephen F. Fisher	and Chief Financial Officer

Principal Accounting Officer:

/s/ EUGENE D. LEVIN	Vice President, Treasurer and Controller	December 19, 2011
Eugene D. Levin

Directors:

/s/ JOSEPH M. FIELD	Chairman of the Board	December 19, 2011
Joseph M. Field

/s/ JOHN C. DONLEVIE	Executive Vice President, Secretary,	December 19, 2011
John C. Donlevie	General Counsel and a Director

/s/ DANIEL E. GOLD	Director	December 19, 2011
Daniel E. Gold

/s/ ROBERT S. WIESENTHAL	Director	December 19, 2011
Robert S. Wiesenthal

/s/ MICHAEL J. WOLF	Director	December 19, 2011
Michael J. Wolf

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM RADIO, LLC

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President, Secretary and Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President, Chief Executive Officer	December 19, 2011
David J. Field	and Manager

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President — Operations, Chief Financial Officer	December 19, 2011
Stephen F. Fisher	and Manager

Managers:

/s/ JOHN C. DONLEVIE	Executive Vice President, Secretary	December 19, 2011
John C. Donlevie	and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM AUSTIN LICENSE, LLC	ENTERCOM AUSTIN, LLC
ENTERCOM CALIFORNIA, LLC	ENTERCOM DENVER LICENSE, LLC
ENTERCOM DENVER, LLC	ENTERCOM GAINESVILLE LICENSE, LLC
ENTERCOM GAINESVILLE, LLC	ENTERCOM GREENSBORO LICENSE, LLC
ENTERCOM GREENSBORO, LLC	ENTERCOM GREENVILLE LICENSE, LLC
ENTERCOM GREENVILLE, LLC	ENTERCOM INDIANAPOLIS LICENSE, LLC
ENTERCOM INDIANAPOLIS, LLC	ENTERCOM KANSAS CITY LICENSE, LLC
ENTERCOM KANSAS CITY, LLC	ENTERCOM MADISON LICENSE, LLC
ENTERCOM MADISON, LLC	ENTERCOM MEMPHIS LICENSE, LLC
ENTERCOM MEMPHIS, LLC	ENTERCOM MILWAUKEE LICENSE, LLC
ENTERCOM MILWAUKEE, LLC	ENTERCOM NEW ORLEANS LICENSE, LLC
ENTERCOM NEW ORLEANS, LLC	ENTERCOM NORFOLK LICENSE, LLC
ENTERCOM NORFOLK, LLC	ENTERCOM PORTLAND LICENSE, LLC
ENTERCOM PORTLAND, LLC	ENTERCOM PROVIDENCE LICENSE, LLC
ENTERCOM PROVIDENCE, LLC	ENTERCOM SACRAMENTO LICENSE, LLC
ENTERCOM SAN FRANCISCO LICENSE, LLC	ENTERCOM SEATTLE LICENSE, LLC
ENTERCOM SEATTLE, LLC	ENTERCOM WICHITA LICENSE, LLC
ENTERCOM WICHITA, LLC	ENTERCOM WILKES-BARRE SCRANTON, LLC
ENTERCOM PROPERTIES, LLC	DELAWARE EQUIPMENT HOLDINGS, LLC

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President, Chief Executive Officer	December 19, 2011
David J. Field	and Manager of Entercom Radio, LLC, the sole member of each registrant listed above

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President,	December 19, 2011
Stephen F. Fisher	Chief Financial Officer and Manager of Entercom Radio, LLC, the sole member of each registrant listed above

Managers:

/s/ JOHN C. DONLEVIE	Executive Vice President, Secretary	December 19, 2011
John C. Donlevie	and Manager of Entercom Radio, LLC, the sole member of each registrant listed above

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM NEW YORK, INC.

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President, Chief Executive Officer	December 19, 2011
David J. Field	and a Director

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President, Chief	December 19, 2011
Stephen F. Fisher	Financial Officer and a Director

Director:

/s/ JOHN C. DONLEVIE		December 19, 2011
John C. Donlevie	Executive Vice President, Secretary
and a Director

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM BUFFALO, LLC	ENTERCOM BUFFALO LICENSE, LLC
ENTERCOM ROCHESTER, LLC	ENTERCOM ROCHESTER LICENSE, LLC

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President, Chief Executive Officer	December 19, 2011
David J. Field	and Director of Entercom New York, Inc., the sole member of each registrant listed above

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President,	December 19, 2011
Stephen F. Fisher	Chief Financial Officer and Director of Entercom New York, Inc., the sole member of each registrant listed above

Directors:

/s/ JOHN C. DONLEVIE	Executive Vice President, Secretary	December 19, 2011
John C. Donlevie	and Director of Entercom New York, Inc., the sole member of each registrant listed above

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM INCORPORATED

By:	/s/ John C. Donlevie
John C. Donlevie President, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ JOHN C. DONLEVIE	President, Secretary	December 19, 2011
John C. Donlevie	and a Director

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Vice President, Treasurer	December 19, 2011
Stephen F. Fisher	and a Director

Director:

/s/ KAMINI PATEL	Director	December 19, 2011
Kamini Patel

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM BOSTON 1 TRUST

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President and Chief Executive Officer	December 19, 2011
David J. Field

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President and Chief	December 19, 2011
Stephen F. Fisher	Financial Officer

/s/ JOHN C. DONLEVIE	Executive Vice President and Secretary	December 19, 2011
John C. Donlevie

/s/ JOSEPH M. FIELD	Sole Trustee	December 19, 2011
Joseph M. Field

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM BOSTON, LLC	ENTERCOM BOSTON LICENSE, L.L.C.
ENTERCOM SPRINGFIELD, LLC	ENTERCOM SPRINGFIELD LICENSE, LLC

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President and Chief Executive Officer	December 19, 2011
David J. Field

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President and Chief	December 19, 2011
Stephen F. Fisher	Financial Officer

/s/ JOHN C. DONLEVIE	Executive Vice President and Secretary	December 19, 2011
John C. Donlevie

/s/ JOSEPH M. FIELD	Sole Trustee of Entercom Boston I Trust,	December 19, 2011
Joseph M. Field	the Sole Member of each registrant listed above

SIGNATURES

Pursuant to the requirements of the Securities Act, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on December 19, 2011.

ENTERCOM CAPITAL, INC.

By:	/s/ John C. Donlevie
John C. Donlevie Executive Vice President, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Donlevie and Stephen F. Fisher, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Principal Executive Officer:

/s/ DAVID J. FIELD	President, Chief Executive Officer	December 19, 2011
David J. Field	and a Director

Principal Financial and Accounting Officer:

/s/ STEPHEN F. FISHER	Executive Vice President, Chief	December 19, 2011
Stephen F. Fisher	Financial Officer and a Director

Director:

/s/ JOHN C. DONLEVIE	Executive Vice President, Secretary	December 19, 2011
John C. Donlevie	and a Director

INDEX TO EXHIBITS

Exhibit Number		Description

3.1	*	Amended Certificate of Formation of Entercom Radio, LLC.

3.2	*	Restated Limited Liability Company Agreement of Entercom Radio, LLC.

3.3	(1)	Amended and Restated Articles of Incorporation of the Entercom Communications Corp., as further amended on December 19, 2007 and May 15, 2009.

3.4	(2)	Amended and Restated Bylaws of the Entercom Communications Corp.

3.5	*	Certificate of Formation of Delaware Equipment Holdings, LLC.

3.6	*	Limited Liability Company Agreement of Delaware Equipment Holdings, LLC.

3.7	*	Certificate of Formation of Entercom Austin, LLC.

3.8	*	Limited Liability Company Agreement of Entercom Austin, LLC.

3.9	*	Certificate of Formation of Entercom Austin License, LLC.

3.10	*	Limited Liability Company Agreement of Entercom Austin License, LLC.

3.11	*	Agreement and Declaration of Trust of Entercom Boston 1 Trust.

3.12	*	By-Laws of Entercom Boston 1 Trust.

3.13	*	Certificate of Formation of Entercom Boston, LLC.

3.14	*	Restated Limited Liability Company Agreement of Entercom Boston, LLC.

3.15	*	Certificate of Formation of Entercom Boston License, L.L.C.

3.16	*	Restated Limited Liability Company Agreement of Entercom Boston License, L.L.C.

3.17	*	Certificate of Formation of Entercom Buffalo, LLC.

3.18	*	Restated Limited Liability Company Agreement of Entercom Buffalo, LLC.

3.19	*	Certificate of Formation of Entercom Buffalo License, LLC.

3.20	*	Restated Limited Liability Company Agreement of Entercom Buffalo License, LLC.

3.21	*	Certificate of Incorporation of Entercom Capital, Inc.

3.22	*	Bylaws of Entercom Capital, Inc.

3.23	*	Certificate of Formation of Entercom California, LLC.

3.24	*	Restated Limited Liability Company Agreement of Entercom California, LLC.

3.25	*	Certificate of Formation of Entercom Denver, LLC.

3.26	*	Limited Liability Company Agreement of Entercom Denver, LLC.

3.27	*	Certificate of Formation of Entercom Denver License, LLC.

3.28	*	Limited Liability Company Agreement of Entercom Denver License, LLC.

3.29	*	Certificate of Formation of Entercom Gainesville, LLC.

3.30	*	Restated Limited Liability Company Agreement of Entercom Gainesville, LLC.

3.31	*	Certificate of Formation of Entercom Gainesville License, LLC.

3.32	*	Restated Limited Liability Company Agreement of Entercom Gainesville License, LLC.

3.33	*	Certificate of Formation of Entercom Greensboro, LLC.

3.34	*	Restated Limited Liability Company Agreement of Entercom Greensboro, LLC.

3.35	*	Certificate of Formation of Entercom Greensboro License, LLC.

3.36	*	Restated Limited Liability Company Agreement of Entercom Greensboro License, LLC.

3.37	*	Certificate of Formation of Entercom Greenville, LLC.

3.38	*	Restated Limited Liability Company Agreement of Entercom Greenville, LLC.

3.39	*	Certificate of Formation of Entercom Greenville License, LLC.

3.40	*	Restated Limited Liability Company Agreement of Entercom Greenville License, LLC.

3.41	*	Certificate of Incorporation of Entercom Incorporated.

3.42	*	By-Laws of Entercom Incorporated.

3.43	*	Certificate of Formation of Entercom Indianapolis, LLC.

3.44	*	Limited Liability Company Agreement of Entercom Indianapolis, LLC.

3.45	*	Certificate of Formation of Entercom Indianapolis License, LLC.

3.46	*	Limited Liability Company Agreement of Entercom Indianapolis License, LLC.

3.47	*	Certificate of Formation of Entercom Kansas City, LLC.

3.48	*	Restated Limited Liability Company Agreement of Entercom Kansas City, LLC.

3.49	*	Certificate of Formation of Entercom Kansas City License, LLC.

3.50	*	Restated Limited Liability Company Agreement of Entercom Kansas City License, LLC.

3.51	*	Certificate of Formation of Entercom Madison, LLC.

3.52	*	Limited Liability Company Agreement of Entercom Madison, LLC.

3.53	*	Certificate of Formation of Entercom Madison License, LLC.

3.54	*	Limited Liability Company Agreement of Entercom Madison License, LLC.

3.55	*	Certificate of Formation of Entercom Memphis, LLC.

3.56	*	Restated Limited Liability Company Agreement of Entercom Memphis, LLC.

3.57	*	Certificate of Formation of Entercom Memphis License, LLC.

3.58	*	Restated Limited Liability Company Agreement of Entercom Memphis License, LLC.

3.59	*	Certificate of Formation of Entercom Milwaukee, LLC.

3.60	*	Restated Limited Liability Company Agreement of Entercom Milwaukee, LLC.

3.61	*	Certificate of Formation of Entercom Milwaukee License, LLC.

3.62	*	Restated Limited Liability Company Agreement of Entercom Milwaukee License, LLC.

3.63	*	Certificate of Formation of Entercom New Orleans, LLC.

3.64	*	Restated Limited Liability Company Agreement of Entercom New Orleans, LLC.

3.65	*	Certificate of Formation of Entercom New Orleans License, LLC.

3.66	*	Restated Limited Liability Company Agreement of Entercom New Orleans License, LLC.

3.67	*	Certificate of Formation of Entercom New York, Inc.

3.68	*	By-Laws of Entercom New York, Inc.

3.69	*	Certificate of Formation of Entercom Norfolk, LLC.

3.70	*	Restated Limited Liability Company Agreement of Entercom Norfolk, LLC.

3.71	*	Certificate of Formation of Entercom Norfolk License, LLC.

3.72	*	Restated Limited Liability Company Agreement of Entercom Norfolk License, LLC.

3.73	*	Certificate of Formation of Entercom Portland, LLC.

3.74	*	Limited Liability Company Agreement of Entercom Portland, LLC.

3.75	*	Certificate of Formation of Entercom Portland License, LLC.

3.76	*	Limited Liability Company Agreement of Entercom Portland License, LLC.

3.77	*	Certificate of Formation of Entercom Properties, LLC.

3.78	*	Amended and Restated Limited Liability Company Agreement of Entercom Properties, LLC.

3.79	*	Certificate of Formation of Entercom Providence, LLC.

3.80	*	Limited Liability Company Agreement of Entercom Providence, LLC.

3.81	*	Certificate of Formation of Entercom Providence License, LLC.

3.82	*	Limited Liability Company Agreement of Entercom Providence License, LLC.

3.83	*	Certificate of Formation of Entercom Rochester, LLC.

3.84	*	Limited Liability Company Agreement of Entercom Rochester, LLC.

3.85	*	Certificate of Formation of Entercom Rochester License, LLC.

3.86	*	Limited Liability Company Agreement of Entercom Rochester License, LLC.

3.87	*	Certificate of Formation of Entercom Sacramento License, LLC.

3.88	*	Restated Limited Liability Company Agreement of Entercom Sacramento License, LLC.

3.89	*	Certificate of Formation of Entercom San Francisco License, LLC.

3.90	*	Limited Liability Company Agreement of Entercom San Francisco License, LLC.

3.91	*	Certificate of Formation of Entercom Seattle, LLC.

3.92	*	Restated Limited Liability Company Agreement of Entercom Seattle, LLC.

3.93	*	Certificate of Formation of Entercom Seattle License, LLC.

3.94	*	Restated Limited Liability Company Agreement of Entercom Seattle License, LLC.

3.95	*	Certificate of Formation of Entercom Springfield, LLC.

3.96	*	Limited Liability Company Agreement of Entercom Springfield, LLC.

3.97	*	Certificate of Formation of Entercom Springfield License, LLC.

3.98	*	Limited Liability Company Agreement of Entercom Springfield License, LLC.

3.99	*	Certificate of Formation of Entercom Wichita, LLC.

3.100	*	Limited Liability Company Agreement of Entercom Wichita, LLC.

3.101	*	Certificate of Formation of Entercom Wichita License, LLC.

3.102	*	Limited Liability Company Agreement of Entercom Wichita License, LLC.

3.103	*	Certificate of Formation of Entercom Wilkes-Barre Scranton, LLC.

3.104	*	Limited Liability Company Agreement of Entercom Wilkes-Barre Scranton, LLC.

4.1	(3)	Indenture, dated November 23, 2011, among Entercom Radio, LLC, the note guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	*	Form of 10 1/2% Senior Notes due 2019, Series B.

4.3	(4)	Registration Rights Agreement, dated November 23, 2011, among Entercom Radio, LLC, Entercom Communications Corp., the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as the initial purchasers.

5.1	*	Opinion of Latham & Watkins LLP.

5.2	*	Opinion of Drinker Biddle & Reath LLP.

5.3	*	Opinion of Sullivan & Worcester LLP.

10.1	(5)	Credit Agreement, dated November 23, 2011, among Entercom Radio, LLC, Entercom Communications Corp., Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, the other lenders party thereto, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Deutsche Bank Securities and Suntrust Bank, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers.

10.2	(6)	Amended and Restated Employment Agreement, dated December 23, 2010, between Entercom Communications Corp. and David J. Field.

10.3	(7)	Employment Agreement, dated July 1, 2007, between Entercom Communications Corp. and Joseph M. Field.

10.4	(8)	First Amendment to Employment Agreement, dated December 15, 2008, between Entercom Communications Corp. and Joseph M. Field.

10.5	(9)	Employment Agreement, dated December 23, 2010, between Entercom Communications Corp. and Stephen F. Fisher.

10.6	(10)	Employment Agreement, dated December 17, 1998, between Entercom Communications Corp. and John C. Donlevie.

10.7	(11)	Entercom Non-Employee Director Compensation Policy, adopted May 18, 2010.

10.8	(12)	Amended and Restated Entercom Equity Compensation Plan.

10.9	(13)	Entercom Annual Incentive Plan.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

21.1	*	Subsidiaries of Entercom Communications Corp.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.3	*	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2 hereto).

23.4	*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.3 hereto).

24.1	*	Powers of Attorney (included in signature pages hereto).

25.1	*	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4	*	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants.

99.5	*	Form of Letter to Clients.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.01 of our Amendment to Registration Statement on Form S-1, as filed on January 27, 1999 (File No. 333-61381), Exhibit 3.1 of our Current Report on Form 8-K as filed on December 21, 2007 and Exhibit 3.02 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed on August 5, 2009.

(2)	Incorporated by reference to Exhibit 3.01 of our Current Report on Form 8-K as filed on February 21, 2008.

(3)	Incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K as filed on November 25, 2011.

(4)	Incorporated by reference to Exhibit 4.4 of our Current Report on Form 8-K as filed on November 25, 2011.

(5)	Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K as filed on November 25, 2011.

(6)	Incorporated by reference to Exhibit 10.01 of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed on February 9, 2011.

(7)	Incorporated by reference to Exhibit 10.02 to our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2007, as filed on November 21, 2007.

(8)	Incorporated by reference to Exhibit 10.04 to our Annual Report on Form 10-K for the year ended December 31, 2008, as filed on February 26, 2009.

(9)	Incorporated by reference to Exhibit 10.04 of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed on February 9, 2011.

(10)	Incorporated by reference to Exhibit 10.03 to our Amendment to Registration Statement on Form S-1, as filed on January 6, 1999. (File No. 333-61381).

(11)	Incorporated by reference to Exhibit 10.04 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed on August 2, 2010.

(12)	Incorporated by reference to Appendix A to our Proxy Statement on Schedule 14A filed on March 23, 2009.

(13)	Incorporated by reference to Exhibit 10.02 to our Current Report on Form 8-K filed on May 19, 2008.